Exhibit 2(a)(1)







                                CREDIT AGREEMENT

                           Dated As of March 15, 1996

                                  by and among

                             TEXFI INDUSTRIES, INC.,
                                  as Borrower,

                         the Lenders Referred to Herein,


                               NATIONSBANK, N.A.,
                                    as Agent


                                       and


                       NATIONSBANC COMMERCIAL CORPORATION,
                               as Disbursing Agent











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                                TABLE OF CONTENTS


ARTICLE I -                DEFINITIONS......................................  1

         SECTION 1.1       Definitions......................................  1
         SECTION 1.2       General.......................................... 19
         SECTION 1.3       Accounting Matters............................... 19
         SECTION 1.4       Other Definitions and Provisions................. 20



ARTICLE II -      REVOLVING CREDIT FACILITY................................. 20

         SECTION 2.1       Commitment....................................... 20
         SECTION 2.2       Procedure for Advances........................... 21
         SECTION 2.3       Repayment of Revolving Credit.................... 24
         SECTION 2.4       Revolving Credit Notes........................... 24
         SECTION 2.5       Voluntary Permanent Reduction of the Aggregate
                                    Revolving Credit Commitment............. 25
         SECTION 2.6       Termination of the Revolving Credit Facility..... 25



ARTICLE IIA -     LETTER OF CREDIT FACILITY................................. 26

         SECTION 2A.1      Commitment....................................... 26
         SECTION 2A.2      Procedure for Issuance of Letters of Credit...... 26
         SECTION 2A.3      Commissions and Other Charges.................... 27
         SECTION 2A.4      L/C Participations............................... 27
         SECTION 2A.5      Reimbursement Obligation of the Borrower......... 28
         SECTION 2A.6      Obligations Absolute............................. 28
         SECTION 2A.7      Effect of Application............................ 29
         SECTION 2A.8      Outstanding Letter of Credit..................... 29



ARTICLE III -     TERM LOAN FACILITY........................................ 29

         SECTION 3.1       Term Loan........................................ 29
         SECTION 3.2       Procedure for Advance of Term Loan............... 29
         SECTION 3.3       Repayment of Term Loan........................... 30
         SECTION 3.4       Optional Repayments of Term Loan................. 30




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         SECTION 3.5       Mandatory Prepayments of Term Loan.................30
         SECTION 3.6       Term Notes.........................................31



ARTICLE IV -      GENERAL LOAN PROVISIONS.................................... 31

         SECTION 4.1       Interest.......................................... 31
         SECTION 4.2       Notice and Manner of Conversion or Continuation of
                                    Loans.................................... 34
         SECTION 4.3       Commitment and Other Fees......................... 35
         SECTION 4.4       Manner of Payment................................. 35
         SECTION 4.5       Crediting of Payments and Proceeds................ 36
         SECTION 4.6       Nature of Obligations of Lenders Regarding
                                    Extensions of Credit; Assumption by
                                    Disbursing Agent......................... 36
         SECTION 4.7       Changed Circumstances............................. 37
         SECTION 4.8       Indemnity......................................... 38
         SECTION 4.9       Capital Requirements.............................. 39
         SECTION 4.10      Taxes............................................. 39
         SECTION 4.11      Change in Lending Office.......................... 41
         SECTION 4.12      Use of Proceeds................................... 41



ARTICLE V -                      CLOSING; CONDITIONS OF CLOSING AND BORROWING.41

         SECTION 5.1       Closing............................................41
         SECTION 5.2       Conditions to Closing and Initial Extensions of
                                    Credit....................................41
         SECTION 5.3       Conditions to All Extensions of Credit.............47



ARTICLE VI -      REPRESENTATIONS AND WARRANTIES OF
                           BORROWER...........................................48

         SECTION 6.1       Representations and Warranties.....................48
         SECTION 6.2       Survival of Representations and Warranties, Etc....54



ARTICLE VII -     FINANCIAL INFORMATION AND NOTICES...........................54




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         SECTION 7.1       Financial Statements and Projections..............55
         SECTION 7.2       Officer's Compliance Certificate..................56
         SECTION 7.3       Other Reports.....................................56
         SECTION 7.4       Notice of Litigation and Other Matters............57
         SECTION 7.5       Accuracy of Information...........................58





ARTICLE VIII -             AFFIRMATIVE COVENANTS............................. 59

         SECTION 8.1       Preservation of Corporate Existence and Related
                                    Matters.................................. 59
         SECTION 8.2       Maintenance of Property........................... 59
         SECTION 8.3       Insurance......................................... 59
         SECTION 8.4       Accounting Methods and Financial Records.......... 59
         SECTION 8.5       Payment and Performance of Obligations............ 60
         SECTION 8.6       Compliance With Laws and Approvals................ 60
         SECTION 8.7       Environmental Management.......................... 60
         SECTION 8.8       Compliance with ERISA............................. 60
         SECTION 8.9       Compliance With Agreements........................ 60
         SECTION 8.10      Conduct of Business............................... 61
         SECTION 8.11      Visits and Inspections............................ 61
         SECTION 8.12      Audits............................................ 61
         SECTION 8.13      Further Assurances................................ 61



ARTICLE IX -      FINANCIAL COVENANTS........................................ 61

         SECTION 9.1       Current Ratio..................................... 61
         SECTION 9.2       Coverage Ratio.  ................................. 62
         SECTION 9.3       Leverage Ratio.................................... 62
         SECTION 9.4       Minimum Net Worth................................. 62



ARTICLE X -       NEGATIVE COVENANTS......................................... 63

         SECTION 10.1      Limitations on Debt............................... 63
         SECTION 10.2      Limitations on Guarantees......................... 63
         SECTION 10.3      Limitations on Liens.............................. 64



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         SECTION 10.4      Limitations on Loans, Advances, Investments and
                                    Acquisitions..............................65
         SECTION 10.5      Limitations on Mergers and Liquidation.............66
         SECTION 10.6      Limitations on Sale of Assets......................66
         SECTION 10.7      Transactions with Affiliates.......................67
         SECTION 10.8      Certain Accounting Changes.........................67
         SECTION 10.9      Compliance with ERISA..............................67
         SECTION 10.10     Modification of Factor Agreements and Credit
                                    Insurance.................................68
         SECTION 10.11     Restricted Payments................................68





ARTICLE XI -      DEFAULT AND REMEDIES........................................68

         SECTION 11.1      Events of Default..................................68
         SECTION 11.2      Remedies...........................................71
         SECTION 11.3      Rights and Remedies Cumulative; Non-Waiver; etc....72



ARTICLE XII -     THE AGENT...................................................72

         SECTION 12.1      Appointment........................................72
         SECTION 12.2      Delegation of Duties...............................73
         SECTION 12.3      Exculpatory Provisions.............................73
         SECTION 12.4      Reliance by Agents.................................73
         SECTION 12.5      Notice of Default..................................74
         SECTION 12.6      Non-Reliance on the Agents and Other Lenders.......74
         SECTION 12.7      Indemnification....................................75
         SECTION 12.8      The Agent and Disbursing Agent in Their Individual
                                    Capacities................................75
         SECTION 12.9      Resignation of Agent; Successor Agents.............75
         SECTION 12.10     Participation in Audits............................76



ARTICLE XIII -    MISCELLANEOUS...............................................76

         SECTION 13.1      Notices............................................76
         SECTION 13.2      Expenses...........................................78


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         SECTION 13.3      Set-off............................................78
         SECTION 13.4      Governing Law......................................79
         SECTION 13.5      Consent to Jurisdiction............................79
         SECTION 13.6      Waiver of Jury Trial...............................79
         SECTION 13.7      Reversal of Payments...............................79
         SECTION 13.8      Injunctive Relief..................................80
         SECTION 13.9      Successors and Assigns; Participations.............80
         SECTION 13.10     Amendments, Waivers and Consents...................83
         SECTION 13.11     Performance of Borrower's Duties...................83
         SECTION 13.12     Indemnification....................................83
         SECTION 13.13     All Powers Coupled with Interest.  ................84
         SECTION 13.14     Survival of Indemnities............................84
         SECTION 13.15     Titles and Captions................................84
         SECTION 13.16     Severability of Provisions.........................84
         SECTION 13.17     Counterparts.......................................84
         SECTION 13.18     Term of Agreement..................................84
         SECTION 13.19     Adjustments........................................84
         SECTION 13.20     Independent Effect of Covenants....................85
         SECTION 13.21     Legal Fees.........................................85





Exhibits and Schedules

EXHIBITS

Exhibit A-1           -  Form of Revolving Credit Note
Exhibit A-2           -  Form of Term Note
Exhibit B-1           -  Form of Notice of Revolving Credit Loan Borrowing
Exhibit B-2           -  Form of Notice of Term Loan Borrowing
Exhibit C             -  Form of Notice of Conversion/Continuation
Exhibit D             -  Form of Officer's Compliance Certificate
Exhibit E             -  Form of Assignment and Acceptance
Exhibit F             -  Form of Borrowing Base Certificate


SCHEDULES

Schedule 1.1(a)       -        Commitments
Schedule 1.1(b)       -        Encumbered Property


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Schedule 6.1(a)         -  Jurisdictions of Organization and Qualification to Do
                           Business as Foreign Corporation
Schedule 6.1(f)         -  Environmental Matters
Schedule 6.1(g)         -  ERISA Plans
Schedule 6.1(j)         -  Intellectual Property Matters
Schedule 6.1(k)         -  Material Contracts
Schedule 6.1(l)         -  Employment, Non-Compete, Investment and
                           Shareholder Agreements
Schedule 6.1(p)         -  Material Contingent Liabilities
Schedule 6.1(u)         -  Debt and Guarantees
Schedule 10.1           -  Permitted Debt
Schedule 10.3           -  Liens
Schedule 10.4           -  Loans, Advances and Investments

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of the 15th day of March, 1996, by and among Texfi Industries, Inc., a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement (collectively, the "Lenders"), NationsBank, N.A., a national banking association, as Agent for the Lenders, and NationsBanc Commercial Corporation, as Disbursing Agent for the Lenders.


                              STATEMENT OF PURPOSE

         The Borrower has requested and the Lenders have agreed to extend a revolving credit facility and a term loan facility to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Accounts" means, collectively, all rights to payment for goods sold or leased or for services rendered or to be rendered, whether or not earned by performance, and all sums of money or other proceeds due or becoming due thereon, howsoever evidenced, including without limitation "accounts" as defined in the Uniform Commercial Code of North Carolina, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, now existing or hereafter created, all notes receivable and all proceeds thereof and all rights, title, security interests and guarantees with respect to each of the foregoing.

     "Adjustment  Date"  shall  have the  meaning  assigned  thereto  in Section
4.1(c).

         "Affiliate" means, with respect to a Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. The term "control" means (a) the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person


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having ordinary voting power, or (b) the possession,  directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means NationsBank, N.A. in its capacity as agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

         "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 13.1(c).

         "Aggregate Revolving Credit Commitment" means the aggregate amount of the Lenders' Revolving Credit Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Section 2.5. On the Closing Date, the Aggregate Revolving Credit Commitment shall be Fifty-Five Million Dollars ($55,000,000).

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Asset Sale" means any sale, sale-leaseback (other than sale-leasebacks of Equipment to be purchased under the Borrower's 1996, 1997 and 1998 capital expenditure plans as set forth in projections provided by the Borrower to the Lenders which will be financed under operating leases to be entered into by the Borrower with respect to such Equipment), mortgage of real property or any other disposition (including the grant of any option, warrant or other right) by any Person of any of its property or assets, other than (a) sales of Inventory in the ordinary course of business, (b) the sale of Accounts to Factors and (c) the sale of Equipment, the proceeds of which are applied either to the purchase of replacement Equipment with like function or to the prepayment of any purchase money Debt secured by a Lien on such Equipment, with the balance applied in accordance with Section 3.5(a).

     "Assignment  and  Acceptance"  shall have the meaning  assigned  thereto in
Section 13.9(b)(iii).

         "Assignment of Factoring Proceeds" means, collectively, the Assignment of Factoring Proceeds between each Factor, the Borrower and the Agent pursuant to which the Borrower

                                        2

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assigns the  Factoring  Credit  Balances to the Agent for the benefit of itself, the Lenders and the Disbursing Agent.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate. Each determination of the Base Rate by the Agent or the Disbursing Agent shall, in the absence of manifest error, be conclusive and binding.

         "Base Rate Loan" means any Loan bearing interest at a rate determined with reference to the Base Rate as provided in Section 4.1(a) hereof.

         "Borrowing  Base" means the sum of (a) 90% of Eligible  Accounts,  plus
(b) 85% of House Accounts (subject to the applicable House Accounts Limit), plus
(c) an amount equal to the lesser of (i) 50% of Eligible Inventory, calculated on the basis of the lower of cost or market, with cost calculated on a first-in, first-out basis, or (ii) $10,000,000 less (d) the contingent liability of the Lenders to CIT pursuant to the Indemnity Agreement of even date between the Agent on behalf of the Lenders and CIT (the "CIT Indemnity"). No Accounts or Inventory of any Person acquired by the Borrower after the Closing Date shall be included in the Borrowing Base until the Agent shall have completed a field examination of the Accounts and Inventory of such acquired Person, at the Borrower's expense, and the Agent shall have received a report of such examination in form reasonably satisfactory to the Majority Lenders.

         "Borrowing Base Certificate" means the certificate of the Borrower substantially in the form of Exhibit F attached hereto.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York City are authorized or required to close their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

         "Capital   Asset"   means,   with  respect  to  the  Borrower  and  its
Subsidiaries, any asset which should be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.


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         "Capital   Lease"   means,   with  respect  to  the  Borrower  and  its
Subsidiaries, any lease of any property which should be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "CD Assessment Rate" means, with respect to any Interest Period for any CD Rate Loan, the then maximum net annual assessment rate for such Interest Period for determining the annual assessment payable by NationsBank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits made at offices of NationsBank in the United States. The CD Base Rate applicable to any CD Rate Loan for any Interest Period shall be adjusted automatically on and as of the effective date of each change in the relevant CD Assessment Rate during such Interest Period.

         "CD Base Rate" means the secondary market rate of interest for certificates of deposit for a maturity equal to the Interest Period selected as determined by the Federal Reserve System and published in the Federal Reserve Statistical release H.15(519) (or any successor publication) one Business Day prior to the commencement of the applicable Interest Period. The CD Base Rate used in determining the CD-Based Rate for Saturday and Sunday of each week shall be the CD Base Rate for the immediately preceding Thursday. Whenever the day to be used in determining the CD-Based Rate is a day for which the Federal Reserve System does not publish the CD Base Rate, the CD Base Rate for the next preceding day for which the CD Base Rate was published shall be used instead.

         "CD-Based Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by NationsBank pursuant to the following formula:

 CD-Based Rate =                CD Base Rate
                      __________________________    +   CD Assessment Rate

                      1.00 - CD Reserve Percentage


         "CD Rate Loan" means any Loan bearing interest at a rate based upon the CD-Based Rate as provided in Section 4.1(a).

         "CD Reserve Percentage" means, for any day, the percentage (expressed as a decimal rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in Charlotte in respect of new non-personal time deposits in Charlotte having a maturity comparable to the Interest Period selected and in an amount comparable to the CD Rate Loan which shall be outstanding during such Interest Period.


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         "Closing  Date" means the date of this Agreement or such later Business
Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented.

         "Collateral" means all the assets, property and interests in property of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, that shall, from time to time, secure the Obligations including without limitation the Collateral described in the Security Documents and any property or interest provided in addition to or in substitution for any of the foregoing.

         "Commitment Percentage" means, with respect to a particular Lender, the percentage obtained by dividing (a) the amount of the Total Commitment of such Lender by (b) the amount of the Total Commitments of all Lenders.

         "Committed Amount" means an amount equal to the lesser of (i) the Aggregate Revolving Credit Commitment or (ii) the Borrowing Base.

         "Consolidated" means, with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Coverage Ratio" means, as of any quarter end, the ratio of (x) EBITDAR less Capital Expenditures both for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end, to (y) the sum of (i) Interest Expense plus (ii) Restricted Payments by the Borrower during such period (other than mandatory payments under the Borrower's Subordinated Extendible Debentures due April 1, 2000, Series C and mandatory payments under the Borrower's 11-1/4% Convertible Senior Subordinated Debentures due October 1, 1997) to the extent Restricted Payments are permitted hereunder, plus (iii) current maturities of Debt during such period plus (iv) all rental and operating lease expenses deducted in the determination of EBITDAR, all determined on the basis of a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Credit Risk" means the risk of loss resulting solely and exclusively from an account debtor's failure to pay at maturity because of its financial inability.

         "Current Assets" means, at any date, all amounts which should be included under current assets on a Consolidated balance sheet of the Borrower and its Subsidiaries on such date in accordance with GAAP.

         "Current Liabilities" means, at any date, all amounts which should be included under current liabilities on a Consolidated balance sheet of the Borrower and its Subsidiaries on such date in accordance with GAAP; provided, that the current portion of all Debt shall be excluded from the computation of Current Liabilities.

         "Debt" means, with respect to any Person at any date, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred purchase price of property or services including, without limitation, all conditional sale obligations and seller notes and earn-out obligations issued or incurred in connection with the acquisition of any other Person, (c) all obligations as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of such Person, (e) all obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances in each case issued for the account of any such Person, (f) all Guarantees by such Person, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all payments which would be due and payable by any such Person upon termination of any Hedging Agreement.

         "Deeds of Trust" means each of the Deeds of Trust, Mortgages and Deed to Secure Debt executed by the Borrower or any of its Subsidiaries in favor of the Agent, for the benefit of the Lenders and the Disbursing Agent, as amended or supplemented from time to time. On the Closing Date, such Deeds of Trust, Mortgages and Deed to Secure Debt shall encumber the properties listed on
Schedule 1.1(b).

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Disbursing Agent" means NationsBanc Commercial Corporation in its capacity as disbursing agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period of determination, (a) Net Income for such period, plus (b) the sum of the following to the extent deducted in the determination of Net Income: (i) income taxes, (ii) Interest Expense and (iii) amortization, depreciation, charges incurred for discontinued operations during fiscal year 1995 and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete and other intangible assets).


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



         "EBITDAR" means, for any period of determination, (a) EBITDA for such period plus (b) all rental and operating lease expenses which accrue under Material Leases and which are deducted in the determination of Net Income for such period.

         "Eligible Accounts" means the aggregate amount of all Accounts created by the Borrower for which the Factors retain the Credit Risk under their respective Factoring Agreements with the Borrower and all Accounts sold and assigned to the Factors under their respective Factoring Agreements with recourse to the Borrower but with respect to which the Credit Risk is fully insured in form and substance reasonably satisfactory to the Agent and which policy has been endorsed or assigned to the Agent, less all discounts, returns, credits or allowances at any time issued, owing or outstanding, less the amount by which the aggregate amount of all such Accounts sixty (60) days or more past due exceeds 10% of all such Accounts, less all such Accounts which, to the best knowledge of the Borrower, have remained unpaid for a period exceeding one hundred eighty (180) days from the date of the invoice therefor, less all reserves, less any commissions due the Factors under their respective Factoring Agreements and less any commissions due any credit insurer under any policy of credit insurance (including the policy of American Credit Indemnity Company).

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having total capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total capital and surplus in excess of $500,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of a Lender, (e) any Affiliate of the assigning Lender or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Agent.

         "Eligible Inventory" means the gross dollar value of the raw materials, greige goods and finished goods held for sale in the ordinary course of the business of the Borrower and its Subsidiaries in which the Agent on behalf of the Lenders and the Disbursing Agent has a first priority, perfected security interest pursuant to the Security Agreement and which at all times continues to be acceptable to the Agent in its sole, reasonable discretion, less (to the extent otherwise included in Eligible Inventory) any supplies, spare parts, work-in-process, goods rejected by any customer of the Borrower or its
Subsidiaries or returned by any customer unless suitable for sale to other customers, goods to be returned to suppliers of the Borrower or its Subsidiaries, goods in transit to third parties, Inventory subject to a Lien other than a Lien in favor of the Agent or a Factor, Inventory on consignment to or from the Borrower, obsolete Inventory, Inventory held by the Borrower for more than twelve months, Inventory deemed ineligible in the sole reasonable discretion of the Agent and less any irregular inventory and reserves required by GAAP for obsolete inventory and market value declines, all as set forth and more particularly described in the Borrowing Base Certificate.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et. seq.), the Clean Air Act (42 U.S.C. ss. 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the rules and regulations promulgated under each of these statutes, each as amended or supplemented.
         "Equipment" means all equipment, including, without limitation, all manufacturing, distribution, selling, data processing and office equipment, all machinery, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description other than Inventory (collectively, "Equipment").

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or supplemented.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Excess Cash Flow" means, for any period of  determination,  the sum of
(a) EBITDAR for such period, minus (b) income taxes (to the extent such taxes are paid) and Interest

Expense paid and deducted in the determination of Net Income for such period, minus (c) all principal payments made in respect of Consolidated Debt during such period (excluding Excess Cash Flow Payments pursuant to Section 3.5) minus
(d) all Capital Expenditures made during such period (excluding Capital Expenditures made with the proceeds of Consolidated Debt), minus (e) all rental and operating lease payments during such period, plus or minus (f) the net change in the working capital of the Borrower and its Subsidiaries during such period and deferred financing costs associated with this transaction.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the Letter of Credit Obligations then outstanding.

         "Factor" means NCC, RFC, First Factors Corporation, The CIT Group/Commercial Services, Inc. ("CIT") in its role as a factor under its Factoring Agreement with the Borrower and any other factor approved by the Agent (which approval will not be unreasonably withheld) which has executed and delivered to the Agent documents sufficient to waive such factor's right of off-set with respect to ledger debt and to assign the proceeds of all factored Accounts to the Agent for the benefit of the Lenders and which contain provisions substantially similar to those executed by the Factors at the closing (collectively, "Factors").

         "Factoring Agreement" means any agreement between the Borrower and a Factor for the purchase by or assignment or transfer to such Factor of the Accounts of the Borrower (collectively, the "Factoring Agreements").

         "Factoring Credit Balances" means amounts due from a Factor to the Borrower which have been assigned to the Agent for the benefit of the Lenders and the Disbursing Agent.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (Charlotte time) for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Financing Statements" means financing statements approved for filing in accordance with the applicable Uniform Commercial Code and all other titles, documents and certificates that the Agent, the Disbursing Agent or the Lenders may require from the Borrower to describe and perfect the security interests created herein or in the other Loan Documents.

         "Fiscal Year" means the fifty-two, fifty-three week fiscal year of the Borrower ending on the Friday closest to October 31.

         "Fixed Rate Loan" means either a CD Rate Loan or a LIBOR Rate Loan.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.


         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" means, with respect to any Person on any date, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness or other obligation of another Person if the primary purpose or intent in incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such indebtedness or other obligation that such indebtedness or other obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such indebtedness or other obligation will be protected (in whole or in part) against loss with respect thereto.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, friable or damaged asbestos, polychlo rinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement approved by the Agent and Majority Lenders with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed by the Borrower or any of its Subsidiaries with any financial institution that is or was a Lender at the time such agreement was entered into, and any confirming letter executed pursuant to such agreement, all as amended or supplemented.

         "House Accounts" means all Accounts created by the Borrower in the ordinary course of its business which satisfy and continue to satisfy the following requirements:

                  (a) The Account is a bona fide existing obligation of the named account debtor arising from the sale and delivery of merchandise or the rendering of services to such account Debtor in the ordinary course of the Borrower's business and is actually and absolutely owing to the Borrower and is not contingent for any reason, and the Borrower has lawful and absolute title to such Account and the unqualified right to assign and grant a security interest therein to the Agent;

                  (b) The subject merchandise has been shipped or delivered on open account to the named account debtor on an absolute sale basis and not on consignment, on approval or on a return basis or subject to any other repurchase or return agreement and no material part of the subject merchandise has been returned;

                    (c) The Account is not evidenced by chattel paper or an instrument of any kind, unless such chattel paper or instrument is duly endorsed to and is in the possession of the Agent;


                  (d) The Account is a valid, legally enforceable obligation of the account debtor and no offset (including without limitation discounts, counterclaims or contra accounts) or other defense on the part of such account debtor or any claim on the part of such account debtor denying liability thereunder has been asserted;

                  (e) The Account is not subject to any lien or security interest whatsoever, except for the Agent's security interest and other security interests permitted herein, and a currently effective UCC financing statement filed by the Agent against the Borrower covering such Account is on file in all appropriate filing locations for all of the Borrower's places of business and records concerning such Account;

                  (f) The Credit Risk with respect to the Account is fully insured in form and substance reasonably satisfactory to the Agent or confirmed letters of credit supporting payment of such Account have been issued and transferred to the Agent under documents reasonably satisfactory to the Agent; provided, that the value of such

          Account shall be determined net of any commissions due in respect of such insurance or letters of credit;

                  (g) The Account has not been specifically assigned to a Factor and the account debtor on the Account is not the account debtor on any Account which has been specifically assigned to a Factor;

                  (h) The Account is not due from an account debtor more than fifty percent (50%) of whose Accounts have remained unpaid for a period exceeding ninety (90) days from the respective dates of such invoices;

                  (i) The Account has not remained unpaid for a period exceeding one hundred twenty (120) days from the date of such invoice;

                  (j) The Account at all times continues to be acceptable to the Agent in its sole, reasonable discretion;

                  (k) The Account does not arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, or any State or municipality, or any agency or unit thereof; and

                  (l) The Borrower shall have directed payment of such Account to the Lockbox.

         "House Accounts Limit" means $6,000,000 during the period from the Closing Date through the fifth Business Day following receipt by the Agent of the annual financial statements for the Borrower for Fiscal Year 1996, $10,000,000 thereafter until the fifth Business Day following receipt by the Agent of the financial statements of the Borrower for the second quarter of Fiscal Year 1997, $15,000,000 thereafter until the fifth Business Day following receipt by the Agent of the annual financial statements for the Borrower for Fiscal Year 1997, and $18,000,000 thereafter; provided, that in no event shall the House Accounts Limit increase after the occurrence and during the continuance of an Event of Default.

         "Interest Expense" means, for any period, the gross interest expense (including without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries for such period, all determined for such period on a Consolidated basis in accordance with GAAP.

     "Interest  Period"  shall  have the  meaning  assigned  thereto  in Section
4.1(b).

         "Inventory" means all inventory of the Borrower and its Subsidiaries wherever located, including without limitation, all goods manufactured or acquired for sale or lease and all raw materials, work in process and finished merchandise, and all supplies and goods, used or consumed in the operation of the business of the Borrower and its Subsidiaries, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Borrower or its Subsidiaries or is held by the Borrower, its Subsidiaries or by others for the account of the Borrower or its Subsidiaries and the cash and non-cash proceeds thereof, including but not limited to proceeds realized from the sale of such items and insurance proceeds.

         "Issuing Lender" means NationsBank, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C Commitment" means One Million Dollars ($1,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article IIA hereof.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Loans.

         "Letter of Credit Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2A.5.

     "Letters of Credit" shall have the meaning assigned thereto in Section 2A.1(a).

         "Leverage Ratio" means as of any fiscal quarter end the ratio of (a) Consolidated Debt of the Borrower and its Subsidiaries as of such fiscal quarter end to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on such fiscal quarter end.

         "LIBOR" means the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two
(2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, the "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of the subject Loan are being offered to leading banks at approximately

11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

                  LIBOR Rate        =                    LIBOR
                                        --------------------------------------
                                               1.00 - Reserve Requirement

         "LIBOR Rate Loan" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate as provided in Section 4.1(a) hereof.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means any Revolving Credit Loan or any Term Loan made to the Borrower pursuant to Articles II and III and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, any Hedging Agreement, any Application, any lockbox or cash management agreement with the Disbursing Agent or a Lender and each other document, instrument and agreement executed and delivered by any Loan Party in connection with this Agreement, all as amended or supplemented.

         "Loan Party" means the Borrower and each other Person (other than the Agent, the Disbursing Agent, the Factors and the Lenders) which is now or hereafter party to any of the Loan Documents.

         "Lockbox" means a post office box maintained by the Disbursing Agent to which the proceeds of the House Accounts are to be remitted by the account debtor on such House Account. The proceeds of House Accounts remitted to the Lockbox shall be deposited into an account in the name and sole control of the Disbursing Agent pending the application of such proceeds by the Disbursing Agent as provided in this Agreement.

         "Majority Lenders" means, at any date, any combination of Lenders holding at least fifty-one percent (51%) of all Loans or, if no Loans are at the time outstanding, Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%).

         "Material Adverse Effect" means a material adverse effect on (a) Collateral with an aggregate value of $1,000,000 or more, (b) the properties, business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (c) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their payment obligations or other material obligations under the Loan Documents.

         "Material Contract" means any written contract, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party (or by which the Borrower or any of its Subsidiaries is bound), the cancellation, non-performance or non-renewal of which by any party thereto would have a Material Adverse Effect.

         "Material Lease" means any lease, license or other similar agreement which creates a possessory interest in personal property, the aggregate rentals or payments under which exceed $50,000 during the term of such agreement or whose term exceeds a period of one year.

         "Maximum Rate" shall have the meaning assigned thereto in Section
4.1(f).

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "NationsBank" means NationsBank, N.A., a national banking association, and its successors.

         "NCC" means NationsBanc Commercial Corporation, and its successors.

         "Net Income" means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from Consolidated net income (or loss): (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower has an ownership interest unless received by the Borrower in a cash distribution, (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of the Borrower or is merged into or consolidated with the Borrower and (c) extraordinary items.

         "Net Proceeds" means, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries, or any issuance by the Borrower or any of its Subsidiaries of any capital stock or other debt or equity securities permitted hereunder, the aggregate amount of cash received for such assets or securities (including, without limitation, any payments received for non-competition covenants, consulting or management fees, and any portion of the amount received evidenced by a seller promissory note or other evidence of Debt), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application of any available losses, credits or other offsets),
(ii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets or issuance of any capital stock or other securities, including, without limitation, commissions and underwriting discounts, and (iii) until actually received by the Borrower or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a seller promissory note or non-compete agreement or covenant for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of amounts referred to in item (iii) of the preceding sentence, such amounts shall then be deemed to be "Net Proceeds."

         "Net Worth" means, at any date, the combined stockholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of the Borrower and its Subsidiaries at such time (excluding all Subordinated Debt) determined in accordance with GAAP.

         "Notes" means the Revolving Credit Notes or the Term Notes, or any combination thereof; "Note" means any of such Notes.

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Revolving Credit Loan Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) all Loans, (b) the Letter of Credit Obligations, (c) all payment and other obligations owing by the Borrower under any Hedging Agreement and (d) all other fees and commissions (including reasonable attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders, the Agent or the Disbursing Agent arising under this Agreement or any other Loan Document, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 4.10(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

         "Permitted Lien" means any of the Liens permitted under Section 10.3.

         "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, limited liability company, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

         "Preferred Stock" means any of the Borrower's Stock which gives the holder thereof a preference over the holders of the Borrower's common stock with respect to the payment of dividends or liquidation proceeds, or otherwise designated by the Borrower as "preferred stock," including without limitation the Borrower's Series A Junior Participating Preferred Stock.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to its customers or other banks.

         "Realty" means all of those certain tracts or parcels of land owned or leased by the Borrower, some of which are more particularly described in the Deeds of Trust, together with all easements, rights and appurtenances thereto, and all buildings and improvements now or hereafter located thereon, and all fixtures and all additions thereto and substitutions therefor, whether now or hereafter existing, and all realty and interests in realty hereafter acquired or leased by the Borrower in the United States.

         "Register" shall have the meaning assigned thereto in Section 13.9(c).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2A.5 for amounts drawn under Letters of Credit.

         "Required Lenders" means, at any date, any combination of Lenders holding at least 66 2/3% of all Loans or, if no Loans are at the time outstanding, Lenders whose Commitment Percentages aggregate at least 66 2/3%.

         "Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) with respect to "Eurocurrency liabilities" as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, or under any similar or successor regulation of the Board of Governors with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by a Lender of the Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "Restricted Payments" shall have the meaning assigned thereto in Section 10.11.

         "Revolving Credit Commitment" means as to any Lender, the commitment of such Lender to make Revolving Credit Loans as set forth on Schedule 1.1(a) of this Agreement or in the most recent Assignment and Acceptance, if any, executed by such Lender, as such amount may be reduced at any time or from time to time pursuant to Section 2.5.

         "Revolving   Credit  Facility"  means  the  revolving  credit  facility established pursuant to Article II hereof.

         "Revolving Credit Loan" means any Revolving Credit Loan made to the Borrower pursuant to Article II and all such Loans collectively as the context requires.

         "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.6.

         "RFC" means Republic Factoring Corporation.

         "Security Agreement" means the Security Agreement of even date between the Borrower, as grantor, in favor of the Agent for the benefit of the Agent, the Disbursing Agent and the Lenders, as amended or supplemented from time to time.

         "Security Documents" means the collective reference to the Security Agreement, the Deeds of Trust, the Assignment of Factoring Proceeds, and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in the Collateral or other collateral securing the Obligations or such Person guarantees the payment and/or performance of the Obligations.

         "Solvent" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis at any date, that the Borrower and its Subsidiaries (a) have capital sufficient to carry on their businesses and transactions in which they engage and are able to pay their debts as they mature, (b) own property having a present fair saleable value on a going concern basis greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature. In determining the amount of contingent or unliquidated liabilities at any date, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stock" means all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or nonvoting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Subordinated Debt" means any Debt which expressly contains in the instruments evidencing such Debt, or in the indenture or other similar instrument pursuant to which such Indebtedness is issued, subordination provisions, in form and substance reasonably satisfactory to the Required Lenders, to the effect that the holder agrees that the Indebtedness evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations hereunder and shall include, without limitation, the Borrower's 11-1/4% Convertible Senior Subordinated Debentures due October 1, 1997, 8-3/4% Senior Subordinated Debentures due August 1, 1999, and Subordinated Extendible Debentures due April 1, 2000, Series C.

         "Subsidiary" means, as to any Person, any other Person of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Taxes" shall have the meaning assigned thereto in Section 4.10(a).

         "Term  Loan"  means  the Term  Loan made to the  Borrower  pursuant  to
Article III.

         "Term Loan Commitment" means as to any Lender, the commitment of such Lender to make the Term Loans as set forth on Schedule 1.1(a) of this Agreement.

         "Term Loan Facility" means the term loan facility established pursuant to Article III hereof.

         "Term Loan Maturity Date" means September 15, 1998.

         "Term Notes" means the Term Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto, evidencing the Term Loan Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Termination Event" means, a "Reportable Event" described in Section 4043 of ERISA (other than a reportable event not subject to the provision for 30-day notice to the PBGC under regulations promulgated under such Section), (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, (g) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA, (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Total Commitment" means, as to any Lender, the collective reference to the total amount of (a) the Revolving Credit Commitment of such Lender and (b) the Term Loan Commitment of such Lender.

         SECTION 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meaning assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" or "Atlanta time" shall refer to the applicable time of day in Charlotte, North Carolina, or Atlanta,Georgia, as the case may be.

         SECTION 1.3 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent with the consent of the Required Lenders to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP (as in effect on the Closing Date) shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 1.4       Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.



                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1       Commitment.

         (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through but not including the Revolving Credit Termination Date as requested by the Borrower in accordance with Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed an amount equal to the lesser of (i) the Aggregate Revolving Credit Commitment less the Letter of Credit Obligations and the Borrowing Base and (b) the sum of the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower plus such Lender's Commitment Percentage of the Letter of Credit Obligations then outstanding shall not at any time exceed an amount equal to such Lender's Revolving Credit Commitment. Immediately after giving effect to the initial Loans to be made and Letters of Credit to be issued on the Closing Date, the Committed Amount shall exceed the aggregate outstanding principal amount of all Revolving Credit Loans and Letter of Credit Obligations by at least $2,500,000, and after giving effect to any voluntary prepayment by the Borrower of any Debt for borrowed money, including Subordinated Debt but excluding the Loans, and as a condition precedent to the Borrower's right to make any investment permitted by Section 10.4(e), the Committed Amount shall exceed the aggregate outstanding principal amount of all Revolving Credit Loans and Letter of Credit Obligations by at least $5,000,000. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on each occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

         SECTION 2.2       Procedure for Advances.

         (a) Initial Loan. On or prior to the Closing Date, the Borrower shall give the Disbursing Agent irrevocable written notice in the form attached hereto as Exhibit B-1 (a "Notice of Revolving Credit Loan Borrowing") of the Revolving Credit Loan to be made on the Closing Date, which Loan shall be either a Base Rate Loan or a CD Rate Loan, as elected by the Borrower.

     (b) Subsequent Loans. With respect to all Revolving Credit Loans requested by the Borrower subsequent to the Closing Date:

                  (i) The Borrower shall, not later than 11:00 a.m. (Atlanta time) (1) at least one Business Day before each Base Rate Loan and (2) at least three Business Days before each Fixed Rate Loan, give the Disbursing Agent irrevocable written notice in the form of a Notice of Revolving Credit Loan Borrowing (or telephonic notice of such requested borrowing promptly confirmed by such written notice) specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be with respect to Fixed Rate Loans in the aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether the Revolving Credit Loans are to be Fixed Rate Loans or Base Rate Loans and (D) in the case of a Fixed Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Atlanta time) shall be deemed received on the next Business Day.

                  (ii) Upon receipt of each Notice of Revolving Credit Loan Borrowing, the Disbursing Agent shall calculate the Borrowing Base as of the date of such proposed borrowing, based on the information set forth in the then most current Borrowing Base Certificate furnished to the Disbursing Agent by the Borrower pursuant to Section 2.2 (c) and the Disbursing Agent's determination of the amount of Eligible Accounts and the Disbursing Agent shall determine the maximum amount of the Revolving Credit Loans to be made. If the requested Loan is to be a Base Rate Loan, the Disbursing Agent shall, subject to Section 4.6, make the requested Loan on behalf of the Lenders, and each such advance shall be deemed an advance under and shall be evidenced by, the Revolving Credit Notes. Each Lender hereby assigns to the Disbursing Agent a ratable portion of its respective Revolving Credit Note to the extent of the Disbursing Agent's unpaid funding obligations and interest accruing with respect thereto as set forth in this Section 2.2(b) hereof outstanding from time to time. Such assignment shall be effective only to the extent of unpaid funding obligations and accrued interest thereon due and payable at any time to the Disbursing Agent and shall in no event affect any commitment or other fees due the Lenders hereunder.

                  If the requested Loan is a Fixed Rate Loan, the Disbursing Agent shall, on the date of receipt of the Notice of Revolving Credit Loan Borrowing, notify the Lenders of such request for a Fixed Rate Loan, and not later than 2:00 p.m. (Atlanta time) on the proposed borrowing date, each Lender will make available to the Disbursing Agent, for the account of the Borrower, at the office of the Disbursing Agent, such Lender's Commitment Percentage of the Fixed Rate Loans to be made on such borrowing date. Promptly after the Disbursing Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Disbursing Agent will (and each Lender hereby irrevocably authorizes the Disbursing Agent to) make such funds available to the Borrower. Subject to Section 4.6 hereof, the Disbursing Agent shall not be obligated to disburse the proceeds of any Fixed Rate Loan requested pursuant to this
         Section 2.2 until each Lender shall have made available to the Disbursing Agent its Commitment Percentage of such Fixed Rate Loan.

                  The Disbursing Agent will settle with the Lenders by accounting for all sums advanced to the Borrower by the Disbursing Agent (and not reimbursed by the Lenders) and the proceeds of all Factoring Credit Balances and other sums applied to the payment of such advances, including all other sums held by the Disbursing Agent on (A) Tuesday of each week (or if any such Tuesday is not a Business Day, on the next succeeding Business Day) and (B) on such date as the sum of all available Factor Credit Balances, all other sums held by the Disbursing Agent, the amount of any requested Base Rate Loan and all advances made by the Disbursing Agent on behalf of the Lenders and not reimbursed by the Lenders exceeds $5,000,000. The date of each such settlement and accounting is referred to herein as the "Settlement Date."

                  Not  later  than 2:00 p.m.  (Atlanta  time) on the  Settlement
         Date, each Lender shall fund its Commitment Percentage of the net amount of all advances by the Disbursing Agent outstanding after giving effect to the requested borrowing, which amount shall thereafter be reflected on the books and records of the Agent and Disbursing Agent as Revolving Credit Loans of the Lenders bearing interest at the Base Rate plus the Applicable Margin until repaid, the occurrence of a Default or such Base Rate Loans are converted to Fixed Rate Loans in accordance with Section 4.2.

                  (iii) On each Business Day, the Disbursing Agent shall apply the proceeds of all available Factoring Credit Balances, together with all other sums held by the Disbursing Agent, to the payment of first, all outstanding advances by the Disbursing Agent to the Borrower on behalf of the Lenders, and then to the payment of all other Base Rate Loans then outstanding, with the balance to be retained by the Disbursing Agent pending application as provided in this Agreement.



                  (iv) Each Lender acknowledges and agrees that its obligation to fund interim advances made by the Disbursing Agent in accordance with the terms of this Section 2.2(b) is absolute and that the obligations of all the Lenders to fund is unconditional and shall not be affected by any circumstance whatsoever.

         (c) Borrowing Base Certificate. On Tuesday of each week, the Borrower shall furnish to the Agent and Disbursing Agent a certificate substantially in the form of Exhibit F attached hereto setting forth, as of the previous Friday, the amount of House Accounts, Eligible Inventory and Letter of Credit
Obligations, together with any supporting data related thereto that the Disbursing Agent or the Agent may reasonably request. The Agent shall confirm to the Disbursing Agent the amount of Letter of Credit Obligations set forth in the certificate and the Agent's acceptance of the computation of House Accounts. Based on the information set forth in such certificate and the Disbursing Agent's determination of the amount of Eligible Accounts (which may be based on information supplied by the Borrower to the Disbursing Agent certified by the Borrower to be based on its on-line review of Factor books and records), the Disbursing Agent shall compute the Borrowing Base as of the date of each borrowing under Section 2.2 of this Agreement, or as of the date of receipt by the Issuing Lender of an Application for the issuance of a Letter of Credit under Section 2A.2 to determine the maximum amount of the Revolving Credit Loans which may be advanced or Letters of Credit which may be issued as of such date. Each determination of the Borrowing Base by the Disbursing Agent shall, in the absence of manifest error, be conclusive and binding. A copy of each Borrowing Base Certificate shall be furnished to the Lenders by the Disbursing Agent.

         (d) CIT Indemnity. Pursuant to a separate indemnity agreement dated as of March 15, 1996 (the "CIT Indemnity"), the Agent on behalf of the Lenders has agreed to indemnify The CIT Group/Commercial Services, Inc. in an aggregate amount not to exceed $3,500,000 (plus cost and expenses, including attorneys fees, as provided in the CIT Indemnity) in respect of certain Ledger Debt Obligations referred to therein. The Borrower agrees to reimburse the Lenders for the amount of any such indemnity obligation paid by the Lenders immediately upon notice from the Agent and to pay interest on any unreimbursed amounts at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Lenders for any such indemnity obligation, the Borrower shall be deemed to have timely given a Notice of Revolving Credit Loan Borrowing hereunder to the Disbursing Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to such indemnity obligation and, subject to satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Lenders for such amount. The Borrower's obligations under this Section 2.2(d) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Agent or any Lender. By its execution hereof, each Lender hereby authorizes the Agent to enter into the CIT Indemnity on its behalf and hereby severally agrees to pay the indemnity obligations thereunder in an aggregate amount not to exceed its Commitment Percentage of each such obligation. Each Lender's obligation of indemnity hereunder shall be treated as a letter of credit obligation of such Lender.


         SECTION 2.3       Repayment of Revolving Credit.

         (a) Repayment on Revolving Credit Termination Date. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans in full, together with all accrued but unpaid interest thereon, on the Revolving Credit Termination Date.

         (b) Overadvances. If at any time the sum of the outstanding principal amount of all Revolving Credit Loans exceeds the lesser of (i) the Aggregate Revolving Credit Commitment less the Letter of Credit Obligations or (ii) the Borrowing Base (an "Overadvance"), the Borrower shall immediately repay the Revolving Credit Loans in an amount equal to the Overadvance. Each repayment referred to in this Section 2.3(b) shall be shall be accompanied by accrued interest and any amount required to be paid pursuant to Section 4.8 hereof.

         (c) Optional Prepayments of Revolving Credit Loans. The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without prior notice with respect to Base Rate Loans and upon at least three (3) Business Days irrevocable notice to the Agent with respect to Fixed Rate Loans, specifying the Business Day and amount of prepayment and whether the prepayment is of Fixed Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified therein shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Fixed Rate Loans except as to prepayments required by the provisions of Section 2.3(b). Each repayment referred to in this Section 2.3(c) shall be shall be accompanied by accrued interest and any amount required to be paid pursuant to
Section 4.8 hereof.

         (d) Limitation on Prepayment of Fixed Rate Loans. The Borrower may not prepay any Fixed Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.8 hereof.

         SECTION 2.4 Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to the Borrower hereunder, plus interest on such principal amounts. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     SECTION 2.5 Voluntary Permanent Reduction of the Aggregate Revolving Credit Commitment.

         (a) The Borrower shall have the right at any time and from time to time prior to the Revolving Credit Termination Date, upon at least five (5) Business Days prior written notice to the Agent and the Disbursing Agent, to permanently reduce, from time to time, without premium or penalty, the Aggregate Revolving Credit Commitment, each reduction to be in an aggregate principal amount of not less than $1,000,000 or any integral multiple thereof. In no event shall the Aggregate Revolving Credit Commitment be reduced below $10,000,000 until the Term Loan is paid in full.

         (b) Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders (other than Term Loans) after such reduction to the Aggregate Revolving Credit Commitment as so reduced and by payment of accrued interest on the amount of such repaid principal. Any reduction of the Aggregate Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Obligations respecting the Revolving Credit Facility and termination of the Aggregate Revolving Credit Commitment and Revolving Credit Facility. If the reduction of the Aggregate Revolving Credit Commitment requires the repayment of any Fixed Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.8 hereof.

         SECTION 2.6 Termination of the Revolving Credit Facility. The Revolving Credit Facility shall terminate on the earliest of (i) September 15, 1998, (ii) the date of permanent reduction of the Aggregate Revolving Credit Commitment in whole pursuant to Section 2.5 and (iii) the date of termination by the Agent on behalf of the Lenders pursuant to Section 11.2(a); provided, that not earlier than the 30th day prior to and not later than the 30th day after each of the first and second anniversaries of the Closing Date, the Borrower may, by written notice (an "Extension Request") given to the Agent, request that the Revolving Credit Termination Date be extended in each instance to a date that is 364 days after the Revolving Credit Termination Date then in effect; provided, however, that the Revolving Credit Termination Date shall not thereby be extended beyond September 15, 2000. The Agent shall promptly advise the Disbursing Agent and each Lender of its receipt of any Extension Request. The Lenders shall provide the Agent with a written acceptance or rejection of each Extension Request no later than sixty (60) days after the date thereof; provided that the failure of any Lender to provide such written acceptance or rejection shall be deemed to be a rejection of the request. If each of the Lenders provides the Agent with a written acceptance of the Borrower's request within such sixty (60) day period, the Agent shall so notify the Borrower in writing, with a copy to the Disbursing Agent.

                                   ARTICLE IIA

                            LETTER OF CREDIT FACILITY

         SECTION 2A.1 Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 2A.4(a), agrees to issue documentary or standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the date which is sixty (60) days prior to the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the Letter of Credit Obligations would exceed the L/C Commitment or (b) the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and Letter of Credit Obligations would exceed the Committed Amount. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a documentary or standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date not more than one hundred eighty (180) days later in the case of a documentary letter of credit and not more than one year later in the case of a standby letter of credit but in no event later than the Revolving Credit Termination Date and (iv) be subject to the Uniform Customs and Practice for Documentary Credits and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions, modifications or confirmations of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 2A.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Agent's Office an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 2A.1 and
Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

         SECTION 2A.3      Commissions and Other Charges.

         (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission on the face amount of each Letter of Credit in an amount equal to the Applicable Margin for LIBOR Loans as in effect from time to time. Such commission shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Revolving Credit Termination Date.

         (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee of one-quarter percent (1/4%) per annum on the face amount of each Letter of Credit, which fees shall be fully earned and be payable upon the issuance of each Letter of Credit.

         (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Agent in accordance with their respective Commitment Percentages.

         SECTION 2A.4      L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 2A.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 2A.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 2A.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 2A.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article IIA from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 2A.5, the Borrower shall be deemed to have timely given a Notice of Revolving Credit Loan Borrowing hereunder to the Disbursing Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 2A.6 Obligations Absolute. The Borrower's obligations under this Article IIA (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 2A.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 2A.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article IIA, the provisions of this Article IIA shall apply.

         SECTION 2A.8 Outstanding Letter of Credit. The Borrower, the Issuing Lender, the Lenders and the Agent acknowledge that NationsBank, N.A. has heretofore issued a letter of credit in the face amount of $125,000 which letter of credit, as of the Closing Date, shall be deemed to be a Letter of Credit issued by the Issuing Lender hereunder and subject to all of the terms and conditions hereof.



                                   ARTICLE III

                               TERM LOAN FACILITY

         SECTION 3.1 Term Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender's Term Loan Commitment.

         SECTION 3.2 Procedure for Advance of Term Loan. Not later than 11:00 a.m. (Atlanta time) on the Closing Date, the Borrower shall give the Disbursing Agent a Notice of Borrowing in the form attached hereto as Exhibit B-2 ("Notice of Term Loan Borrowing"), requesting that the Lenders make the Term Loan. Upon receipt of such Notice of Term Loan Borrowing from the Borrower, the Disbursing Agent shall promptly notify each Lender thereof. Not later than 2:00 p.m. (Atlanta time) on the Closing Date, each Lender will make available to the Disbursing Agent for the account of the Borrower, at the office of the Disbursing Agent in funds immediately available to the Disbursing Agent, an amount equal to such Lender's Term Loan Commitment. The Borrower hereby irrevocably authorizes the Disbursing Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower.

         SECTION  3.3  Repayment  of Term Loan.  The  Borrower  shall  repay the principal amount of the Term Loan in thirty (30) consecutive monthly installments on the last day of each month commencing April 30, 1996, the first twenty-nine (29) of which shall be in the amount of $500,000 and the last of which shall be in the amount of $4,500,000 or such other principal amount as shall then remain unpaid under the Term Loan. If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

         SECTION 3.4       Optional Repayments of Term Loan.

         (a) Optional Repayments. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Disbursing Agent, to repay the Term Loan in whole or in part without premium or penalty except as provided below. Each optional repayment of the Term Loan hereunder shall be in an aggre gate principal amount of at least $1,000,000 or any whole multiple of $250,000 in excess thereof with respect to Base Rate Loans and in an aggregate principal amount of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof with respect to Fixed Rate Loans. Each such repayment shall be applied to the principal installments of the Term Loan in inverse order of maturity and shall be accompanied by accrued interest on the amount repaid through the date of repayment and by any payment required under
Section 4.8 hereof.

         (b) Limitation on Prepayment of Fixed Rate Loans. The Borrower may not prepay any Fixed Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.8 hereof.

         SECTION 3.5       Mandatory Prepayments of Term Loan.

         (a) Asset Sale; Issuance of Debt/Equity. Within ten (10) Business Days after (i) the consummation by the Borrower or any Subsidiary of any Asset Sale, or (ii) the public or private offering of any Debt and/or equity by the Borrower or any Subsidiary (other than a conversion of Subordinated Debt into common stock of the Borrower in accordance with the provisions of the Borrower's 11-1/4% Convertible Senior Subordinated Debentures due October 1, 1997 or the sale of stock pursuant to employee stock options in an aggregate amount not to exceed the lesser of (i) 850,000 shares of common stock or (ii) ten percent (10%) of the outstanding common stock of the Borrower), the Borrower shall apply an amount equal to the Net Proceeds realized from such Asset Sale or offering of Debt and/or equity, to the extent that such Net Proceeds exceed an aggregate of $50,000 in any fiscal quarter, to the prepayment of the Term Loan and then to permanently reduce the Aggregate Revolving Credit Commitment.

         (b) Excess Cash Flow Payments. The Borrower shall repay the Term Loan on or before April 30 of each year that the Term Loan is outstanding in an amount equal to 50% of the Excess Cash Flow for the immediately preceding fiscal year.

         (c) Manner of Application.  Each mandatory repayment under this Section
3.5 shall be applied to the principal installments due on the Term Loan on a pro rata basis. Each such repayment shall be accompanied by accrued interest on the amount prepaid and by any payment required under Section 4.8 hereof.

         SECTION 3.6 Term Notes. Each Lender's Term Loan and the obligation of the Borrower to repay such Term Loan shall be evidenced by a Term Note in the form attached hereto as Exhibit A-2, payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Term Loan
Commitment. Each Term Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.



                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1       Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, the principal balance of any Loan shall bear interest at the Base Rate, the CD Rate or at the LIBOR Rate plus, in each case, the Applicable Margin as set forth below. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Revolving Credit Loan Borrowing is given pursuant to Section 2.2, or prior to 12:00 noon (Atlanta time) on the Closing Date with respect to the Term Loan or at the time a Notice of Conversion/Continuation is given pursuant to
Section 4.2. Each Loan bearing interest based on the Base Rate shall be a "Base Rate Loan," each Loan bearing interest at the CD Rate shall be a "CD Rate Loan" and each Loan bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each Fixed Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of 30, 90 or 180 days in the case of CD Rate Loans and 1, 2, 3 or 6 months in the case of LIBOR Loans; provided that:

                  (i) each Interest Period shall commence on the date of advance of or conversion to any Fixed Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iv) no Interest Period for a Revolving Credit Loan shall extend beyond the Revolving Credit Maturity Date, no Interest Period for the Term Loan shall extend beyond the Term Loan Maturity Date and no Interest Period shall be selected by the Borrower which would result in the repayment of any Fixed Rate Loan prior to the end of an Interest Period; and

                  (v) there shall be no more than ten (10) LIBOR Rate Loans in effect at any time.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall, for the period commencing on the Closing Date and ending on the day immediately preceding the initial Adjustment Date, be 2.75% in the case of LIBOR Rate Loans, 2.75% in the case of CD Rate Loans and 1.75% in the case of Base Rate Loans. Commencing on such Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined by reference to the Leverage Ratio in accordance with the following pricing matrix:

                                                   Applicable Margin Per Annum
         Leverage Ratio                            Base Rate +     Fixed Rate +


         greater than or equal
         to 4.75 to 1.0                              2.00%             3.00%

         4.75 to 1.0 or less
         but equal to or
         greater than
         4.0 to 1.0                                  1.75%             2.75%

         4.0 to 1.0 or
         less but equal to
         or greater than
         3.25 to 1.0                                  1.50%             2.50%

         3.25 to 1.0 or
         less                                         1.25%             2.25%

Adjustments, if any, in the Applicable Margin shall be made by the Agent on the fifth (5th) day (or, if not a Business Day, on the next succeeding Business Day) following receipt by the Agent of the annual financial statements for the Borrower for Fiscal Year 1996 and the accompanying Officer's Compliance Certificate and thereafter on the 5th day (or, if not a Business Day, on the next succeeding Business Day) following each receipt by the Agent of quarterly financial statements for the Borrower and its Subsidiaries pursuant to Section 7.1(b) and the accompanying Officer's Compliance Certificate (each such date, an "Adjustment Date"), setting forth the Leverage Ratio as of the most recent year end or fiscal quarter end as applicable. In the event the Borrower fails to deliver such financial statements and Certificate within the time required by Sections 7.1 and 7.2 hereof, the Applicable Margin shall, subject to Section 4.1(d), be the highest Applicable Margin set forth above until the Adjustment Date following the delivery of such financial statements and Certificate.

         (d) Default Rate. Upon the occurrence and during the continuance of a Default or Event of Default, the Borrower shall no longer have the option to request Fixed Rate Loans, and upon the occurrence and during the continuance of an Event of Default all amounts due and payable with respect to Fixed Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to Fixed Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all amounts due and payable with respect to Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes at the foregoing rate after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be paid to the Disbursing Agent (for the ratable benefit of the Disbursing Agent and the Lenders) in arrears on the first Business Day of each calendar month commencing April 1, 1996, and interest on each Fixed Rate Loan shall be paid to the Disbursing Agent (for the ratable benefit of the Lenders) on the last day of each Interest Period applicable thereto, and if such Interest Period extends beyond 90 days, on the 90th day of the Interest Period. All interest rates provided for hereunder, all fees provided for in Section 4.3 and all fees and commissions provided for in Section 2A shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have contracted for, charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Disbursing Agent nor any Lender charge, receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum non-usurious rate that may be paid by the Borrower under Applicable Law.

         SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, (a) the Borrower shall have the option to convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Fixed Rate Loans and (b) upon the expiration of any Interest Period, the Borrower may, or pursuant to Section 4.1(d) shall, convert all or any portion of its outstanding Fixed Rate Loans into Base Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof or continue such Fixed Rate Loans as Fixed Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Disbursing Agent irrevocable prior written notice in the form attached as Exhibit C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Atlanta time) three (3) Business Days, in the event of a conversion to or continuation as Fixed Rate Loans, and one (1) Business Day, in the event of a conversion to Base Rate Loans, before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, and, in the case of a Fixed Rate Loan to be converted or continued, the last day of the Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued and (iv) the Interest Period to be applicable to such converted or continued Fixed Rate Loan. The Disbursing Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation. If, within the time period required under the terms of this Section 4.2, the Disbursing Agent does not receive a Notice of Conversion/Continuation from the Borrower containing an election to continue Fixed Rate Loans for an additional Interest Period or to convert such Fixed Rate Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans.

         SECTION 4.3       Commitment and Other Fees.

         (a) Commitment Fee. The Borrower shall pay to the Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to three-eighths of one percent (3/8 of 1%) on the average daily unused portion of the Aggregate Revolving Credit Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter, commencing March 31, 1996 and continuing on the last Business Day of each calendar quarter thereafter until and including the Revolving Credit Termination Date.

Such commitment fee shall be distributed by the Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Other Fees and Compensation. The Borrower shall pay to the Agent, for the account of the Agent and not for the account of the Lenders, certain fees and other compensation established in a separate letter agreement dated January 16, 1996 between the Agent and the Borrower.

         SECTION 4.4 Manner of Payment. Each payment (including repayments or prepayments described in Articles II and III) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts (including the Reimbursement Obligation) payable to the Lenders or the Disbursing Agent under this Agreement or any Note shall be made not later than 2:00 p.m. (Atlanta time) on the date specified for payment under this Agreement to the Disbursing Agent for the account of the Lenders pro rata (other than as set forth in the last sentence of this Section) in accordance with their respective Commitment Percentages at the Disbursing Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. (Atlanta time) on such day shall be deemed a payment on such date for the purposes of
Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. (Atlanta time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Disbursing Agent of each such payment, the Disbursing Agent shall credit each Lender's account with its pro rata share (other than as set forth in the last sentence of this Section) of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Disbursing Agent of fees, expenses or other compensation of the Agent, the Disbursing Agent or the Issuing Lender shall be made in like manner, but for the account of the Agent, Disbursing Agent or Issuing Lender, as the case may be. Each payment to the Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest due hereunder; provided, that if such extension would cause payment of interest on or principal of any LIBOR Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day. All amounts payable to any Lender under Sections 4.7(c), 4.8, 4.9 and 4.10 shall be payable to such Lender in accordance with the terms of such Sections.

         SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all fees of the Agent, Disbursing Agent or Issuing Lender then due and payable, then to all commitment and other fees then due and payable, then to accrued and unpaid interest on the Notes and the Reimbursement Obligation and then to the principal amount of the Notes and the Reimbursement Obligation, in that order.

         SECTION 4.6 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by Disbursing Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Disbursing Agent shall have received notice from a Lender prior to a proposed borrowing date of any Loan (including advances by the Disbursing Agent in accordance with Section 2.2(b)) that such Lender will not make available to the Disbursing Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Disbursing Agent may assume that such Lender has made such portion available to the Disbursing Agent on the proposed borrowing date or will make such portion available on the Settlement Date in accordance with Article II. The Disbursing Agent may, in reliance upon such assumption, disburse the proceeds of the Term Loan to the Borrower on the Closing Date and may disburse the proceeds of the Revolving Credit Loans in accordance with Section 2.2 hereof. If such amount is made available to the Disbursing Agent on a date after such borrowing date, such Lender shall pay to the Disbursing Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Disbursing Agent and the denominator of which is
360. A certificate of the Disbursing Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Disbursing Agent by such Lender within three (3) Business Days of such borrowing date, the Disbursing Agent shall be entitled to recover such amount made available by the Disbursing Agent with interest thereon at the rate per annum applicable to such Loan, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.7       Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If, with respect to any Interest Period, the Disbursing Agent or the Required Lenders (after consultation with Disbursing Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered (or quoted via Telerate Page 3750) to the Disbursing Agent or the Required Lenders for such Interest Period, then the Disbursing Agent shall forthwith give notice thereof to the Borrower (such determination to be made by the Disbursing Agent or such Required Lenders in good faith and in a manner consistent with similar determinations made with respect to LIBOR Rate Loans to other borrowers under similar circumstances). Thereafter, until the Disbursing Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan or CD Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Disbursing Agent and the Disbursing Agent shall promptly give notice to the Borrower and the other Lenders (such determination to be made by the Disbursing Agent or such Lender in good faith and in a manner consistent with similar determinations made with respect to LIBOR Rate Loans to other borrowers under similar circumstances). Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans or CD Rate Loans hereunder and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any LIBOR Rate Loan, Letter of Credit or any other amounts due under this Agreement in respect thereof (except for the imposition of, or any change in the rate of tax on the net income of any of the Lenders or any of their respective Lending

         Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, other than any reserve included in the Reserve Requirements), special deposit, insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) with respect to LIBOR Rate Loans or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan;

         and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any Fixed Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a Fixed Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Disbursing Agent, and the Disbursing Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by Disbursing Agent, the Borrower shall pay to such Lender such additional amount or amounts as (after good faith and reasonable computation) will compensate such Lender or Lenders for such increased cost or reduction; provided, however, that in demanding any such payment from the Borrower, such Lender shall treat the Borrower in a manner consistent with its treatment of other similarly situated debtors of such Lender. The Disbursing Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.7(c); provided, that the Disbursing Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate of the Disbursing Agent or applicable Lender setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct absent manifest error.

         SECTION 4.8 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense actually incurred by such Lender which arises from or is attributable to such Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans
(a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Fixed Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Revolving Credit Loan Borrowing or Notice of Conversion/Continua tion or (c) due to any payment, prepayment or conversion of any Fixed Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Agent and shall be conclusively presumed to be correct, absent manifest error. The Borrower shall have the right to consult with the Agent prior to making any indemnity payments provided for herein.

         SECTION 4.9 Capital Requirements. If, after the date of this Agreement, the introduction of, or any change in, or in the interpretation of, any Applicable Law or compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has the effect of reducing the rate of return on the capital of, or has affected the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to its Total Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduc tion, change or compliance, then within fifteen (15) days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient (after good faith and reasonable computation) to compensate such Lender or other corporation for such reduction; provided, however, that in demanding any such payment from the Borrower, such Lender shall treat the Borrower in a manner consistent with its treatment of other similarly situated debtors of such Lender. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall be conclusively presumed to be correct, absent manifest error.

         SECTION 4.10      Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender, the Agent and the Disbursing Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender, Agent or Disbursing Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 4.10) such Lender, Agent or Disbursing Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.10(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes (other than excise and property taxes to which the Agent, Disbursing Agent or any Lender would have been subject in the absence of this Agreement and the provision for security in connection with the execution of this Agreement), levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender, the Agent and the Disbursing Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender, the Agent or the Disbursing Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case a change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.10 shall survive the payment in full of the Obligations and the termination of the Total Commitments.

         SECTION 4.11 Change in Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 4.7, 4.8,
4.9 or 4.10 with respect to such Lender, it will use its best efforts to designate another lending office as its Lending Office for any Loans affected by such event with the intent of avoiding the consequence of the event giving rise to the operation of any such Section; provided, that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage as a consequence thereof.

         SECTION 4.12 Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) to refinance certain existing Debt of the Borrower and its Subsidiaries, (ii) to pay certain fees and expenses related to the transactions contemplated hereby and (iii) to provide for the ongoing working capital and capital expenditure requirements of the Borrower and its Subsidiaries.



                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 on March 15, 1996 or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Agent and each Lender:
                           (i)      this Agreement;

                           (ii)     the Notes;

                           (iii)    the Security Documents; and

                           (iv)     the Financing Statements
         shall have been duly authorized, executed and delivered by the Borrower and each other Loan Party, as applicable, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrower and each other Loan Party, as applicable, shall have delivered original counterparts thereof to the Agent.

                  (b)      Collateral.

                           (i) Filings and Recordings.  All filings necessary to
                  perfect the Liens of the Lenders in the Collateral described in the Security Documents shall have been made in all appropriate locations and the Agent shall have received evidence satisfactory to the Agent that such Liens constitute valid and perfected first priority Liens therein.

                           (ii) Lien Search.  The Borrower  shall have delivered
                  the results of a Lien search of all filings made against the Borrower and each other Loan Party under the Uniform Commercial Code as in effect in any state in which any of their respective assets are located, indicating among other things that their respective assets are free and clear of any Lien except for the Liens permitted by Section 10.3.

                  (c) Insurance. The Agent shall have received certificates of insurance and, if requested, certified copies of insurance policies in the form required under Section 8.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Agent.

                  (d) Title Insurance. The Agent shall have received marked up unconditional binders for ALTA title policies from a title insurance company reasonably acceptable to the Agent, dated the Closing Date (or an earlier date acceptable to the Agent in its sole discretion). The binders shall (a) be in an amount not less than $18,000,000 in the aggregate, (b) be issued at ordinary premium rates, (c) insure that the Security Documents create a valid, first priority perfected Lien on the Realty, free and clear of all defects and encumbrances except such standard printed exceptions contained in the policy form referred to below and such as the Agent may, in its sole discretion, permit, (d) naming the Agent as the insured thereunder, (e) be in form of ALTA standard coverage Lenders' policy--1992 and (f) contain such endorsements and affirmative coverages as the Agent may reasonably request, including, without limitation, endorsements for future advances under this Agreement.

                  (e) Surveys. The Agent shall have received as-built surveys of the Realty, satisfactory in form and substance to the Agent, certified by independent surveyors licensed in the State in which the Realty is situated, which surveys shall indicate the following: (a) an accurate metes and bounds description of the Realty; (b) the correct location of all buildings, structures and other improvements on the Realty, including, without limitation, all streets, easements, rights-of-way and utility lines; (c) the location of ingress and egress from the Realty and the location of any set-back or other building lines affecting the Realty; (d) a certification in form and substance acceptable to the Agent that no portion of the Realty is located in a flood hazard area; and (e) a certification in form and substance acceptable to the Agent to the accuracy and completeness of the survey and to such other matters relating to the Realty and survey as the Agent shall reasonably require.

                  (f) Environmental Assessment of Realty. The Borrower shall have delivered to the Agent an environmental assessment report addressed to the Agent by a qualified environmental consultant, acceptable to the Lenders, in form and substance satisfactory to the Lenders, indicating appropriate inquiry into the previous ownership and use of the Realty being encumbered by the lien of the Deeds of Trust, consistent with good commercial or customary practices and indicating that except as set forth in such reports there are no present or potential environmental problems or hazards on, under or about such premises and confirming material compliance by the Borrower and its Subsidiaries with all environmental laws; such assessment to include at least the following: historical research into previous ownership and uses, comprehensive governmental records review at federal, state and local levels, review of available aerial photographs and topographical maps, on-site visual investigation, review of surrounding land uses, and review of manufacturing, processing, operating and housekeeping practices of the Borrower (or its Subsidiary) at such facility.

                  (g)      Closing Certificates and Opinions; etc.

                           (i) Certificate of the Borrower. The Agent shall have
                  received a certificate from the chief executive or chief financial officer (or other officer acceptable to the Agent) of the Borrower, in form and substance satisfactory to the Agent, to the effect that, to the best of such officer's knowledge, all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                           (ii) Certificate of Secretary of the Borrower. The Agent shall have received a certificate of the secretary or assistant secretary of the Borrower, certifying that attached thereto is a true and complete copy of the certificate of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization; that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which the Borrower is a party.

                           (iii) Certificates of Good Standing.  The Agent shall
                  have received long-form certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization and foreign qualification in each jurisdiction where the Borrower is required to be qualified to do business and a certificate of the relevant taxing authority of the State of Delaware certifying that the Borrower has filed required tax returns and owes no delinquent taxes.

                           (iv) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Borrower and each of the other Loan Parties addressed to the Agent and Lenders with respect to the Borrower, each of the other Loan Parties, the Loan Documents and such other matters as the Lenders shall reasonably request.

                           (v) Tax Forms. The Agent and the Borrower shall have received originals of the United States Internal Revenue Service forms required by Section 4.10(e) hereof.

                           (vi) Borrowing Base Certificate. The Agent shall have
                  received a Borrowing Base Certificate properly completed and executed by the Borrower and the Borrowing Base, as computed by the Disbursing Agent, shall evidence borrowing availability in an amount equal to or greater than the amount of the Revolving Credit Loan to be advanced plus any Letters of Credit to be issued on the Closing Date plus $2,500,000.

                  (h)      Consents; No Adverse Change.

                           (i)  Governmental  and  Third  Party  Approvals.  All
                  necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the Loan Documents shall have been obtained and remain in full force and effect.

                           (ii) Permits and Licenses.  All permits and licenses,
                  including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Borrower shall have been obtained and remain in full force and effect.

                           (iii) No  Injunction,  Etc.  No  action,  proceeding,
                  investigation, regulation or legislation shall have been instituted, or, to the best of the Borrower's knowledge, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other

                  Loan  Documents  or  the   consummation  of  the  transactions
                  contemplated hereby or thereby.

                           (iv) No  Material  Adverse  Change. Since November 3,
                  1995, there shall not have occurred any event, condition or state of facts that is reasonably likely to have a Material Adverse Effect.

                           (v) No Event of  Default.  No  Default  or  Event  of
                  Default shall have occurred and be continuing.

                           (i) Financial Matters.

                           (i) Financial Statements. The Agent and each Lender shall have received audited annual financial statements for the Borrower and its Subsidiaries for Fiscal Year ending 1995.

                           (ii) Financial Condition Certificate. The chief executive officer or chief financial officer of the Borrower shall have delivered to the Agent a certificate stating that:
                  (A) the Borrower is Solvent, (B) the liquidity position of the Borrower as of the Closing Date is not materially different from the projections and other financial information previously furnished to the Lenders, and (C) attached thereto is a pro forma balance sheet of the Borrower as of the Closing Date setting forth on a pro forma basis the financial condition of the Borrower as of that date and reflecting on a pro forma basis the effect of the transactions contemplated herein, including all material fees and expenses in connection herewith.

                           (iii) Projections. The Agent shall have received projected financial statements of the Borrower and its Subsidiaries for the Fiscal Years ending 1996, 1997 and 1998, including Consolidated balance sheets, statements of income and cash flow statements of the Borrower and its Subsidiaries giving effect to the transactions contemplated by this Agreement, together with appropriate supporting details and such other facts as relate to the ongoing business of the Borrower and its Subsidiaries (collectively, the "Projections"). Such Projections shall be accompanied by a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that the Projections are based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the Projections were made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished and the Closing Date, the reasonable estimate of the Borrower and its Subsidiaries of the results of the operations and other information projected therein; provided, however, that said representation is not an assurance that actual results will not be different from those projected as a result of changing circumstances now unforeseen or circumstances outside of the Borrower's control.

                           (iv)  Payment at Closing.  There shall have been paid
                  by the Borrower to the Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or expenses due hereunder (including, without limitation, reasonable legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Agent shall have received written instructions from the Borrower directing the application of the proceeds of Loans to be made under this Agreement on the Closing Date.

                  (j)      Factor Documents.

     (i) Factoring agreement between the Borrower and NCC.
     (ii) Factoring agreement between the Borrower and RFC.
     (iii)   Factoring   agreement   between  the  Borrower  and  First  Factors
Corporation.

     (iv) Factoring agreement between the Borrower and CIT.

     (v) Assignment of Factoring Proceeds -- NCC.

     (vi) Assignment of Factoring Proceeds -- RFC.

     (vii) Assignment of Factoring Proceeds -- First Factors Corporation.

     (viii) Assignment of Factoring Proceeds -- CIT.

     (ix) Interfactor Agreement.

                  (k)      Miscellaneous.

                           (i) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form to the Lenders and shall comply as to substance with the requirements of this Agreement. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                           (ii) Appraisals. The Agent and the Lenders shall have
                  received satisfactory appraisals of all of the tangible personal property included within the Collateral conducted by independent appraisal firms satisfactory to each Lender.

                           (iii) Audits.  The Agent shall have completed a field
                  examination of the Accounts and Inventory of the Borrower and its Subsidiaries, at the Borrower's expense, and the Agent shall have received an audit report in form reasonably satisfactory to the Agent and each Lender.

                           (iv) Indebtedness to CIT. The outstanding Debt of the
                  Borrower and its Subsidiaries to CIT shall have been paid and CIT shall have released its Liens on the assets of the Borrower and its Subsidiaries.

                           (v) Due Diligence and Other  Documents.  The Borrower
                  shall have delivered to the Agent such other documents, certificates and opinions as the Agent reasonably requests, including a copy of the Borrower's standard form of Bill and Hold Agreement.

                           (vi) Merrill Amendment. The Second Supplemental Indenture between the Company and First Union National Bank of North Carolina, as Trustee, shall be in form and substance reasonably satisfactory to the Agent.

         SECTION 5.3 Conditions to All Extensions of Credit. The obligation of the Lenders to make any Loan or of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                  (a) Continuation of Representations and Warranties. The representations and warranties made by the Borrower contained in
         Article VI shall be true and correct in all respects as of the date made; provided, however, that the Borrower shall notify the Agent (and the Agent shall notify each Lender and the Disbursing Agent) of any material subsequent change in the representations and warranties made in this Agreement at the time of or prior to any future Loan, such notice to be given immediately following such change. Absent any such notice from the Borrower, each Notice of Revolving Credit Loan
         Borrowing shall be deemed a certification of the foregoing representations and warranties, after giving effect to any notices of material subsequent changes, both before and after giving effect to the requested Extension of Credit.

                  (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.



                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         SECTION 6.1 Representations and Warranties. To induce the Agent, the Disbursing Agent and each Lender to enter into this Agreement and to make any Loan or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent, the Disbursing Agent and the Lenders that:

                  (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation or formation, have the power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification and autho rization, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

                  (b) Authorization of Agreement, Notes, Loan Documents and Borrowing. The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement, the Notes and each of the other Loan Documents to which each is a respective party in accordance with their respective terms. As of the Closing Date and the dates described in Article V hereof, this Agreement, the Notes and each of the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the duly authorized officers of the Borrower and, on and after such date, each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (c)  Compliance  of  Agreement,   Notes,  Loan  Documents  and
         Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower except those approvals which have been obtained, (ii) conflict with, result in a breach of or constitute a default under (A) the articles of incorporation, bylaws or other organizational documents of the Borrower or any Material Contract to which the Borrower is a party or by which any of its properties may be bound or (B) any Governmental Approval relating to the Borrower or
         (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Liens arising under the Loan Documents.

                  (d) Compliance with Law; Governmental Approvals. Except with respect to Environmental Laws (which are covered by Section 6.1(f), the Borrower and its Subsidiaries (i) have all material Governmental Approvals required by any Applicable Law for them to conduct their respective businesses, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of the Borrower's knowledge, threatened proceeding and (ii) are in compliance with each Governmental Approval applicable to them and in compliance with all other Applicable Laws relating to them or any of their respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (e) Tax Returns and Payments. The Borrower and its Subsidiaries have duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and have paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon them and their respective property, income, profits and assets which are due and payable, except for any such taxes for the current year not yet due and payable or where the payment of such tax is being disputed in good faith and adequate reserves have been established by the Borrower in accordance with GAAP. No Governmental Authority has filed any Lien or asserted any claim against the Borrower or its Subsidiaries with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional material taxes or assessments for any of such years.

                  (f) Environmental Matters. Except as set forth on Schedule 6.1(f), (i) the properties of the Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws, and there is no release or threatened release of Hazardous Materials at, under or about such properties or such operations which could interfere in any material respect with the continued operation of such properties or impair in any way the fair saleable value thereof and (ii) neither the Borrower nor any of its Subsidiaries has received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith which has not been fully corrected or complied with, nor does the Borrower nor any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (g)      ERISA.

                           (i) As of the Closing Date,  neither the Borrower nor
                  any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(g).

                           (ii) The  Borrower  and each ERISA  Affiliate  are in
                  compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                           (iii) No Pension  Plan has been  terminated,  nor has
                  any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower nor any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

                           (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid or (C) failed to make a required contribution or payment to a Multiemployer Plan.

                           (v)  No   Termination   Event  has   occurred  or  is
                  reasonably expected to occur which in either case could reasonably be expected to have a Material Adverse Effect.

                           (vi) No proceeding, claim (excluding routine participant claims for benefits), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan that in each case is reasonably likely to have a Material Adverse Effect.

                  (h) Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which vio lates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

                  (i) Government Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any of its Subsidiaries is, or will be, subject to regulation under the Public Utility Holding Company Act of 1935, each as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

                  (j) Intellectual Property. To the best of the Borrower's knowledge and after due inquiry, Schedule 6.1(j) hereto sets forth a complete and accurate list of all patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights and copyrights (collectively, "Intellectual Property") owned, licensed or otherwise lawfully used by the Borrower or its Subsidiaries. Except as set forth on Schedule 6.1(j), as of the Closing Date the Borrower and its Subsidiaries own, license or otherwise possess the lawful right to use the Intellectual Property and all other similar intangible assets which are necessary or required to conduct their respective businesses as now and presently planned to be conducted without conflict with the rights of others except where the failure to so own or possess such may not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights to the Intellectual Property or other material intangible assets.

                  (k) Material Contracts. Schedule 6.1(k) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Except as set forth on Schedule 6.1(k), on the Closing Date each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof and there are no material defaults by the Borrower or any of its Subsidiaries or, to the best of its knowledge, by any other party under any such Material Contract.

                  (l) Employment, Non-Compete, Investment and Shareholder Agreements. Schedule 6.1(l) sets forth a complete and accurate list of
         (i) all employment agreements and executive compensation arrangements to which the Borrower or a Subsidiary is a party which provide for aggregate compensation (assuming compliance with or satisfaction of all contingencies or conditions) to any Person of more than

         $250,000 per year, (ii) all material agreements to which the Borrower or a Subsidiary is a party under which any party thereto enters into any covenant not to compete with, or solicit customers of, the other party or any covenant to maintain the confidentiality of any customer or employee lists or similar intangible assets, and (iii) all agreements relating to the investment in, or the voting or disposition of, any outstanding shares of capital stock of the Borrower or its Subsidiaries. Each such agreement listed on Schedule 6.1(l) is, and after giving effect to the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof and there are no material defaults by the Borrower or any of its Subsidiaries or, to the best of its knowledge, by any other party under any such agreement.

                  (m) Employee Matters. The Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Laws with respect to their employees including, without limitation, fair labor standards laws, wage and hour laws, workers compensation laws, federal and state withholding, social security and payroll laws and similar laws. The Borrower and its Subsidiaries have paid all material federal, state and local withholding, social security, payroll and other employment related taxes which are due and payable.

                  (n) Trade Relations. To the Borrower's knowledge, there exists no actual or threatened termination, cancellations or limitation of, or any modification or change in, the business relationship of the Borrower or any of its Subsidiaries with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower or its Subsidiary, or with any material supplier. To the Borrower's knowledge, there exists no present condition or state of facts or circumstance affecting any customer of the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect or prevent the Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  (o) Burdensome Provisions. To the best knowledge of the Borrower after due inquiry, neither the Borrower nor any of its Subsidiaries is a party to any Material Contract, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse Effect.

                  (p) Financial Statements. All quarterly and annual balance sheets, statements of income, retained earnings, stockholders' equity and cash flows, and all other financial statements of the Borrower and its Subsidiaries which have been furnished by the Borrower to the Agent and the Lenders for the purposes of or in connection with this Agreement have been prepared in accordance with GAAP consis tently applied throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and information to be included in footnotes to the audited statements. As of the Closing Date, except as set forth on Schedule 6.1(p), neither the Borrower nor any of its Subsidiaries has any material contingent liability or material liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above or in the notes thereto.

                  (q) No Material Adverse Change. No event which has had or could reasonably be expected to have a Material Adverse Effect has occurred since November 3, 1995.

                  (r) Solvency. As of the Closing Date and after giving effect to each Loan made hereunder, the Borrower will be Solvent.

                  (s) Titles to Properties. Subject to Permitted Liens, the Borrower has good and marketable title to, or valid and subsisting leasehold interests in, the Realty and valid and legal title to all of its personal property, including, but not limited to, the real and personal property reflected on the financial statements delivered pursuant to Section 6.1(p), except property which has been disposed of subsequent to such date, which dispositions have been in the ordinary course of business or otherwise expressly permitted hereunder.

                  (t) Liens. None of the properties and assets of the Borrower or its Subsidiaries is subject to any Lien other than Permitted Liens. Except for financing statements evidencing leases permitted hereunder, Debt no longer outstanding or that are filed in counties where the Borrower no longer has a facility, no financing statement under the Uniform Commercial Code of any state which names the Borrower or any of its Subsidiaries or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

                  (u) Debt and Guarantees. Schedule 6.1(u) sets forth a complete and accurate listing of all Debt and Guarantees of the Borrower and its Subsidiaries in excess of $250,000. The Borrower and its Subsidiaries have performed and are in compliance in all material respects with all of the material terms of such Debt and Guarantees, and no default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guarantee.

                  (v) Litigation. Except as set forth in Schedule 6.1(v), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (w) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, and no event has occurred which constitutes a default or event of default by the Borrower or its Subsidiaries under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

                  (x) Accuracy and Completeness of Information. No document furnished or written statement made to the Agent or the Lenders by the Borrower or its Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2 Survival of Representations and Warranties, Etc. All repre sentations and warranties made under this Agreement shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.



                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been indefeasibly paid and satisfied in full and the Total Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower will furnish or cause to be furnished to the Agent at the Agent's Office (with copies for each Lender), or such other office as may be designated by the Agent from time to time:

         SECTION 7.1       Financial Statements and Projections.

         (a) Monthly Financial Statements. As soon as practicable and in any event within thirty (30) days after the end of each accounting month of the Borrower, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such month and related statements of income, changes in stockholders' equity and cash flows for such month, all in reasonable detail and prepared by the Borrower in accordance with GAAP, and certified by the Chief Executive Officer or Chief Financial Officer of the

Borrower to be true and correct. (The Lenders acknowledge that the Borrower has no active Subsidiaries and accordingly does not presently prepare consolidating statements.)

         (b) Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower (except the fourth quarter in each fiscal year), an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP, subject to year end adjustments and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief executive officer or chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. (The Lenders acknowledge that the Borrower has no active Subsidiaries and accordingly does not presently prepare consolidating statements.)

         (c) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated and an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and unaudited consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP. (The Lenders acknowledge that the Borrower has no active Subsidiaries and accordingly does not presently prepare consolidating statements.)


         (d) Annual Financial Projections. As soon as practicable and in any event no later than sixty (60) days after the end of each Fiscal Year, financial projections of the Borrower and its Subsidiaries on a consolidated basis for the ensuing twelve (12) months, such projections to include, on a monthly basis, the following: projected statements of income and cash flows and balance sheets and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries for such twelve (12) month period.

         SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(b) and 7.1(c), a certificate of the chief executive officer or chief financial officer of the Borrower in the form of Exhibit D attached hereto (an "Officer's Compliance Certificate"):

                  (a) stating that such officer has reviewed the financial statements of the Borrower and its Subsidiaries as of the end of such fiscal quarter and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated, subject to normal year end adjustments and information to be included in footnotes to the audited statements;

                  (b) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; and

                  (c) setting forth as at the end of such fiscal quarter the calculations required to establish (i) whether or not the Borrower and its Subsidiaries were in compliance with the financial covenants set forth in Article IX hereof and (ii) the calculation of the Applicable Margin pursuant to Section 4.1(c) as at the end of such period.

         SECTION 7.3       Other Reports.

         (a) All reports and forms filed with respect to all Plans under ERISA except as filed in the ordinary course of business and that would not result in any adverse effect or action under ERISA;

         (b) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (c) If reasonably requested by the Agent, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System;

         (d) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or its Subsidiaries with the Securities and Exchange Commission ("SEC") and required by the SEC to be delivered to the shareholders of the Borrower or any of its Subsidiaries, and (ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC other than those filed on Form S-8;

         (e) On Tuesday of each week, a Borrowing Base Certificate as described in Section 2.2(c) and a "Cash Position" report in form reasonably satisfactory to the Agent, on or prior to the fifteenth (15th) day of each month, a Factored Accounts Receivable Aging Report and on or prior to thirty (30) days after each accounting month of the Borrower, an Inventory Report, House Account Aging Report and financial statements, all covering such periods and financial items and in such form as shall be reasonably satisfactory to the Agent; and

         (f) Such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Agent may reasonably request.

         SECTION 7.4 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after the Chairman, Chief Executive Officer, President or Chief Financial Officer of the Borrower obtains actual knowledge thereof) telephonic and written notice of:

                  (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all material actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective material properties, assets or businesses including any material notice received from the Internal Revenue Service or other taxing authority regarding employment related taxes which individually or in the aggregate, if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (b) any notice of any material violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

                  (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect;

                  (d) any Default or Event of Default or any other event which could reasonably be expected to have a Material Adverse Effect; and

                  (e) to the extent it could reasonably be expected to have a Material Adverse Effect (i) the establishment of any new Employee
         Benefit Plan, the commencement of contributions to any plan to which the Borrower or any ERISA Affiliate was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan,
         (ii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request, (iii) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date, (iv) any Termination Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the

         Code, in connection with any Employee Benefit Plan or any trust created thereunder, along with a description of the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (v) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (vi) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (vii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan, (viii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (ix) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         SECTION 7.5 Accuracy of Information. All written information, reports and statements furnished by or on behalf of the Borrower to the Agent, the Disbursing Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent, the Disbursing Agent or such Lender fair and reasonable knowledge of the subject matter based on the Borrower's knowledge thereof.








                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been indefeasibly paid and satisfied in full and the Total Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.10, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1  Preservation of Corporate  Existence and Related  Matters.
Except as  permitted  by  Section  10.5,  preserve  and  maintain  its  separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties necessary to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property in a manner which is customary in the industry in which the Borrower or such Subsidiary is engaged; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.3       Insurance.

         (a) In addition to the requirements of any of the Security Documents, maintain insurance with responsible insurance companies against such risks and in such amounts as are customarily maintained in the industry in which the Borrower is engaged and as may be required by Applicable Law.

         (b) On the Closing Date and upon the reasonable request of the Agent thereafter, deliver to the Agent (i) a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof and the risks covered thereby and
(ii) a certified copy of the policies of insurance.

         SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.


         SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents and pay or perform
(a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property (including, without limitation, withholding, social security, payroll and similar employment related taxes on the dates such taxes are due), and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower may contest any item described in clauses (a) and (b) hereof in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable or necessary to the conduct of its business, except to the


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



extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.7 Environmental Management. In addition to and without limiting the generality of Section 8.6, maintain the Realty (whether leased or owned in fee) free of any Hazardous Materials required to be removed in order to be in compliance with Environmental Laws (provided that as to violations or other matters disclosed in the environmental assessment reports delivered to the Agent under Section 5.2(b)(vii) hereof, the Borrower shall not be in default hereunder so long as proper procedures are promptly undertaken to remove or remediate such violation, damage or noncompliance with all due diligence and are continued until such violation, damage or noncompliance has been corrected or cured to the reasonable satisfaction of the Agent), and adopt and maintain Hazardous Materials management practices including generation, storage, disposal and remediation as may be required to be in compliance in all material respects with all Environmental Laws with respect to all other Hazardous Materials located on its business premises.

         SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any material civil penalty under ERISA or material tax under the Code; operate each Employee Benefit Plan in such a manner that will not incur any tax liability under
Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code except where failure to do so could or would not be expected to have a Material Adverse Effect; and furnish to the Agent and each Lender upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent.

         SECTION 8.9 Compliance With Agreements. Comply in all material respects with each Material Contract entered into in the conduct of its business except where the failure to do so could or would not be expected to have a Material Adverse Effect; provided, that the Borrower or such Subsidiary may contest in good faith any such Material Contract so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.10 Conduct of Business. Engage only in the lines of business conducted on the Closing Date and lines of business reasonably related thereto.

         SECTION 8.11 Visits and Inspections. Permit representatives of the Agent or any of the Lenders, from time to time, as often as may be reasonably requested, but only during normal business hours (except upon, and during the continuance of an Event of Default), to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.



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



         SECTION 8.12 Audits. Permit the Agent and a representative of up to two other Lenders, at the Borrower's expense, to conduct, or cause to be conducted, on a semi-annual basis, a field examination of the Accounts and Inventory of the Borrower and its Subsidiaries; provided, that the Agent shall have the right to conduct such audits on a more frequent basis if reasonably required by the Agent in its sole discretion but shall in all events conduct such audits at least semi-annually; and provided further, that a written copy of the results of such field examination, if any, shall be provided to the Disbursing Agent and each Lender by the Agent.

         SECTION 8.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent or the Required Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.



                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been indefeasibly paid and satisfied in full and the Total Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower will not:

         SECTION 9.1 Current Ratio. Permit the ratio of (a) Consolidated Current Assets of the Borrower and its Subsidiaries to (b) Consolidated Current Liabilities of the Borrower and its Subsidiaries to be less than 2.0 to 1.0, at any time.


         SECTION 9.2 Coverage Ratio. Permit the Coverage Ratio to be less than the following ratios as of the date indicated:

Ratio          Applicable Date

 .9 to 1.0     At the end of the second quarter of Borrower's 1996 fiscal year.

1.0 to 1.0     At the end of the third quarter of Borrower's 1996 fiscal year.

1.0 to 1.0     At the end of the fourth quarter of Borrower's 1996 fiscal year.

1.1 to 1.0     At the end of each quarter of Borrower's 1997 fiscal year.

1.25 to 1.0    At the end of the first quarter of Borrower's 1998 fiscal year and at the end of each fiscal quarter thereafter.



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



         SECTION 9.3 Leverage Ratio. Permit the Leverage Ratio to exceed the following ratios as of the date indicated:

Ratio          Applicable Date

5.0 to 1.0     At the end of the second quarter of Borrower's 1996 fiscal year.

5.0 to 1.0     At the end of the third quarter of Borrower's 1996 fiscal year.

4.5 to 1.0     At the end of the fourth quarter of Borrower's 1996 fiscal year.

4.5 to 1.0     At the end of the first quarter of Borrower's 1997 fiscal year.

4.0 to 1.0     At the end of the second quarter of Borrower's 1997 fiscal year.

4.0 to 1.0     At the end of the third quarter of Borrower's 1997 fiscal year.

3.5 to 1.0     At the end of the fourth quarter of Borrower's 1997 fiscal year and at the end of each fiscal quarter thereafter.

         SECTION 9.4 Minimum Net Worth. Permit Consolidated Net Worth, as of any date, to be less than (a) $4,000,000 plus (b) fifty percent (50%) of Consolidated Net Income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter occurring after the Closing Date plus (c) one hundred percent (100%) of the aggregate Net Proceeds of any issuance or offering of capital stock received by the Borrower or any of its Subsidiaries after the Closing Date.



                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been indefeasibly paid and satisfied in full and the Total Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower will not and will not permit any of its Subsidiaries to:

         SECTION 10.1 Limitations on Debt. Create, incur or suffer to exist any Debt, other than:

                  (a)      the Obligations;

                  (b) Debt set forth on Schedule 10.1 hereto, including the extension of maturity, modification or refinancing (but not in any such case an increase in the principal amount nor a shortening of the maturity thereof) thereof;



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



                  (c) Subordinated Debt owing to the Borrower or any Subsidiary by any other Subsidiary;

                  (d) trade accounts payable arising in the ordinary course of business and not more than ninety (90) days past due unless being contested in good faith and by appropriate proceedings;

                  (e) Debt consisting of Guarantees permitted by Section 10.2 hereof;

                  (f) Obligations of the Borrower pursuant to any Hedging Agreement to the extent such obligations constitute Debt;

                  (g) Surety bonds and appeal bonds acquired in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or of any Subsidiary or in connection with judgments that do not result in an Event of Default; and

                  (h) Debt of the Borrower and its Subsidiaries incurred in connection with Capital Leases, purchase money Debt of the Borrower and its Subsidiaries and additional Debt of the Borrower and its Subsidiaries not otherwise permitted herein provided that the aggregate amount of such Debt shall not exceed $2,000,000 on any date of determination.

         SECTION 10.2 Limitations on Guarantees. Create, incur, assume, or suffer to exist any Guarantees except (a) Guarantees in favor of the Agent for the benefit of the Lenders, (b) Guarantees existing on the Closing Date and set forth on Schedule 6.1(u) hereto, and any renewal or modification (but not any increase in the principal amount) thereof, (c) Guarantees representing the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (d) Guarantees of payments under any trade payable incurred or operating lease entered into by the Borrower or any Subsidiary and any other obligation (not constituting Debt) of the Borrower or any Subsidiary, all of which Guarantees and obligations are incurred in the ordinary course of business, and (e) Guarantees of any Debt in each case permitted by Section 10.1.

         SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

                  (a) Liens of the Agent for the benefit of the Lenders or the Disbursing Agent;

                  (b)  Liens  existing  on the  Closing  Date  and set  forth on
         Schedule 10.3 hereto;

                  (c) Liens evidencing the interest of lessors under operating leases in the property subject to such lease;


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



                  (d) Liens incurred in connection  with the Debt referred to in
         Section 10.1(b);

                  (e) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

                  (f) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than sixty (60) days or (ii) which are being contested in good faith and by appropriate proceedings;

                  (g) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers compensation, unemployment insurance or similar legislation and utility deposits;

                  (h) Liens securing the performance of bids, tenders, statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                  (i) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

                  (j) Leases and subleases not materially interfering with the ordinary course of conduct of the businesses of the Borrower and its Subsidiaries, taken as a whole;

                  (k) Judgement Liens which do not create an Event of Default under Section 11.1(l);

                  (l) Liens noted on the title insurance policies delivered to the Agent under Section 5.2(b)(v) hereof;

                  (m) Liens securing Capital Leases and purchase money Debt to the extent permitted under Section 10.1(h) but only if such Liens are at all times confined solely to the property which is the subject of the Capital Lease or the purchase price of which was financed through the incurrence of the purchase money Debt secured by such Lien; and

                  (n) Liens of Factors under the terms and conditions of the Factoring Agreements.



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



         SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security of any other Person, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

                  (a) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc. and (iii) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, or any time deposit or account with, or investment issued by, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000;

                  (b) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business;

                  (c) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

                  (d) trade accounts created in the ordinary course of business; and

                  (e) investments by the Borrower in the form of joint ventures or acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such investment or acquisition meets all of the following requirements: (i) the businesses of the joint venture or the Person to be acquired or the joint ventures to be entered into shall be in the same lines of business as engaged in by the Borrower on the Closing Date, (ii) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition or joint venture, (iii) the Borrower has delivered to the Agent and the Lenders a certificate of the chief financial officer of the Borrower demonstrating pro forma compliance with the covenants contained in Article IX after giving effect to such acquisition or joint venture, (iv) the fair market value of all consideration paid in connection with such joint ventures or acquisitions during any fiscal year of the Borrower shall not exceed $1,000,000, of which cash consideration paid shall not exceed $500,000,
         (v) in the case of the acquisition of the capital stock of any Person, the Borrower or one of its


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



         Subsidiaries shall own the controlling interest in such Person after giving effect to such an acquisition and (vi) the Obligations shall be secured by a Lien on all assets acquired by the Borrower in connection with such acquisition.

         SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except any Subsidiary of the Borrower may merge with the Borrower (so long as the Borrower is the surviving corporation) or another Subsidiary of the Borrower.

         SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables (other than to Factors under the Factoring Agreements) and leasehold interests and any sale-leaseback (other than sale-leasebacks of Equipment to be purchased under the Borrower's 1996, 1997 and 1998 capital expenditure plans included in the projections furnished by the Borrower to the Lenders which will be financed under operating leases to be entered into by the Borrower with respect to such Equipment) or similar transaction), whether now owned or hereafter acquired except:

                  (a) the sale of assets no longer necessary or usable in the business of the Borrower or such Subsidiary;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) the sale by any Subsidiary of its business or assets to the Borrower or another Subsidiary, provided that both before and after giving effect to such sale no Default or Event of Default shall have occurred and be continuing;

                  (d) any other sale or disposition of assets in any Fiscal Year which, in the aggregate, based on the dispositions of proceeds received, do not exceed an aggregate amount of $2,500,000; and

                  (e) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof to the extent permitted under the Factoring Agreements.

         SECTION 10.7 Transactions with Affiliates. Directly or indirectly, (a) except as permitted pursuant to Section 10.4, make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not its Affiliate.



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



         SECTION 10.8 Certain Accounting Changes. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.9 Compliance with ERISA. (a) Permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate; (b) permit the present value of all benefit liabilities under all Pension Plans (determined under the actuarial assumptions used for Code and ERISA funding purposes) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; (d) fail to make any contribu tion or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (e) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code; (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits (other than required pursuant to Section 4980B of the Code) or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is reasonably likely to have a Material Adverse Effect; or (g) fail, or permit any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof, which failure is reasonably likely to have a Material Adverse Effect.

         SECTION 10.10 Modification of Factor Agreements and Credit Insurance. Amend or modify the Factoring Agreements or any policy of credit insurance
(including the Borrower's existing policy with American Credit Indemnity Company), in any material respect, without the prior written consent of the Required Lenders.

         SECTION 10.11 Restricted Payments. Declare or pay any dividends on any shares of stock of any class of the Borrower now or hereafter outstanding, or purchase, redeem or otherwise retire any such shares, or apply or set apart any of the assets therefor or make any other distribution (by reduction of capital or otherwise) in respect of any such shares, or invest in (by capital contribution or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or properties of any Affiliate, or make any payment of principal or interest with respect to any Subordinated Debt or agree to do any of the foregoing (herein, "Restricted Payments"); provided that if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may (a) make payments of principal and interest necessary to comply with its binding obligations under the instruments evidencing the Subordinated Debt outstanding on the Closing Date and (b) subject to compliance with Section 2.1, voluntarily prepay the Subordinated Extendible Debentures due April 1, 2000, Series C.



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




                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                  (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan or Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for three
         (3) Business Days.



                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any other Loan Party under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Section 7.4(d), Section 8.12, Section 8.13,
         Article IX or Article X of this Agreement.

                  (e) Default in Performance of Certain Other Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Article VII of this Agreement (other than Section 7.4(d)) and such default shall continue for a period of ten
         (10) Business Days after the earlier of (i) written notice thereof from the Agent to the Borrower, or (ii) any executive officer of the Borrower knows or should have known of such default.

                  (f) Default in Performance of Other Covenants and Conditions. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) Business Days after the earlier of (ii) written notice thereof from the Agent to the Borrower, or (ii) any executive officer of the Borrower knows or should have known of such default.



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



                  (g) Cross-Default. The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the outstanding aggregate balance of which exceeds $250,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt or obligation was created and such default is not cured or waived; or (ii) default in the observance or performance of any other agreement or condition relating to such Debt (other than the Notes or any Reimbursement Obligation) contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), upon the giving of notice if required, to cause any such Debt to become due prior to its stated maturity (any applicable grace period having expired) and such default is not cured or waived.

                  (h) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws;
         (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or its Subsidiary or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (j) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries, or by any Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of any principal or interest purported to be created under any Loan Document other than on account of the prior payment thereof, or shall contest the viability of the Liens created under the Security Documents.

                  (k) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due (or promptly after the Borrower obtains knowledge of any such amounts) of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, which failure is reasonably likely to have a Material Adverse Effect; (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event resulting in liability to the Borrower or any ERISA Affiliate in excess of $250,000; or (iv) the Borrower or any ERISA
         Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

                  (l) Judgment. A judgment or order for the payment of money which exceeds an amount equal to $250,000 in excess of any applicable insurance coverage shall be entered against the Borrower by any court and such judgment or order shall continue undischarged, unstayed or unbonded for a period of thirty (30) days.

                  (m) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower or any of its Subsidiaries and such warrant or process shall continue undischarged, unstayed or unbonded for a period of thirty (30) days.

                  (n) Factoring Agreements. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in any of the Factoring Agreements and shall have received notice of such default and such default shall continue beyond the period of grace, if any, provided for therein.

                  (o) Termination of Material Contracts. Any Material Contract (other than a purchase order) shall be terminated if the result of such termination, together with the termination of any other Material Contracts in the aggregate, shall or could reasonably be expected to have a Material Adverse Effect.

                  (p) Change in Control. There shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein.

         SECTION 11.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by written notice to the Borrower, with a copy to the Disbursing Agent:

                  (a) Acceleration; Termination of Facility. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agent or Disbursing Agent under this Agreement or any of the other Loan Documents (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or any additional notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Revolving Credit Commitment and the right of the Borrower to request Letters of Credit hereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(g) or (h), the Revolving Credit Commitment and the L/C Commitment shall be automatically terminated and all Obligations shall automatically become due and payable. Nothing herein shall be construed to permit the Agent, the Disbursing Agent or any Lender to charge or collect any unmatured or unearned interest.

                  (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Disbursing Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Disbursing Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agent, the Disbursing Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent, the Disbursing Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or


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



hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent, the Disbursing Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent, the Disbursing Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



                                   ARTICLE XII

                                    THE AGENT

         SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints NationsBank as the Agent and NCC as the Disbursing Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes NationsBank as Agent and NCC as the Disbursing Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent and the Disbursing Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, neither the Agent nor the Disbursing Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary rela tionship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent or the Disbursing Agent. To the extent any provision of this Agreement permits action by the Agent, the Agent shall, subject to the provisions of Section 13.10 hereof and of this Article XII, take such action if directed in writing to do so by the Required Lenders.

         SECTION 12.2 Delegation of Duties. The Agent and the Disbursing Agent may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Disbursing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 12.3 Exculpatory Provisions. Neither the Agent, the Disbursing Agent nor any of their officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any


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



manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or Disbursing Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuine ness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Agent nor the Disbursing Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.


         SECTION 12.4 Reliance by Agents. The Agent and the Disbursing Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent or Disbursing Agent. The Agent and the Disbursing Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Agent and the Disbursing Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent and the Disbursing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5 Notice of Default. Neither the Agent nor the Disbursing Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent or the Disbursing Agent receives such a notice or otherwise becomes aware of the occurrence of any Default or Event of Default, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.


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



         SECTION 12.6 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agent, the Disbursing Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent or the Disbursing Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent or Disbursing Agent to any Lender. Each Lender represents to the Agent or Disbursing Agent that it has, independently and without reliance upon the Agent, the Disbursing Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Disbursing Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent or the Disbursing Agent hereunder or by the other Loan Documents, neither the Agent nor the Disbursing Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or the Disbursing Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7 Indemnification. The Lenders agree to indemnify the Agent and Disbursing Agent in their capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabili ties, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Agent or Disbursing Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or Disbursing Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Disbursing Agent's bad faith, gross negligence or willful misconduct. Notwithstanding the foregoing, the Agent agrees to indemnify the Disbursing Agent from and against any and all losses which the Disbursing Agent may sustain caused by the failure of any Lender to reimburse such Lender's funding obligations under Section 2.2(b) or the failure of any Lender to indemnify the Disbursing Agent as provided herein (which indemnity by the Agent shall not be subject to the indemnification provisions set forth above). The agreements in this Section 12.7 shall survive


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



the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8 The Agent and Disbursing Agent in Their Individual Capacities. The Agent and the Disbursing Agent and their respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent or the Disbursing Agent, as the case may be, were not an agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, and with respect to any Letter of Credit issued by it or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION 12.9 Resignation and Removal of Agent; Successor Agents. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving thirty (30) days prior notice thereof to the Lenders and the Borrower. In addition, after eighteen (18) months have expired since the Closing Date and at such time as the Agent's Total Commitment is less than or equal to $10,000,000, the Agent may be removed at any time with the written consent of the Borrower and the Required Lenders. Upon any such resignation by the Agent, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders, and if no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within fifteen (15) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Upon any such removal of the Agent, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, as the case may be, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the preceding Agent, and the preceding Agent shall be discharged from its duties and obligations hereunder. After any preceding Agent's resignation or removal hereunder as Agent, as the case may be, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         The Disbursing Agent may resign at any time by giving thirty (30) days prior notice thereof to the Lenders and the Borrower. Upon such resignation, the Agent shall succeed to and become vested with all rights, powers, privileges and duties of the retiring Disbursing Agent, and the retiring Disbursing Agent shall be discharged from its duties and obligations hereunder. After any retiring Disbursing Agent's resignation hereunder as Disbursing Agent, as the case may be, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Disbursing Agent.

         SECTION 12.10 Participation in Audits. The Lenders shall have the right to participate in the field audits provided for in Section 8.12 on a rotating basis.




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



                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1      Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing if otherwise permitted by this Agreement. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the fifth Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.



         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.
         If to the Borrower:         Texfi Industries, Inc.
                                     5400 Glenwood Avenue, Suite 318
                                     Raleigh, North Carolina  27612
                                     Attention:  Chief Financial Officer
                                     Telephone No.: (919) 783-4736
                                     Telecopy No.:  (919) 783-4739

         with copies to:             Schell Bray Aycock Abel & Livingston
                                     1500 Renaissance Plaza
                                     230 North Elm Street
                                     Post Office Box 21847
                                     Greensboro, North Carolina  27420
                                     Attention:  Mark T. Cain
                                     Telephone No.: (910) 370-8800
                                     Telecopy No.:  (910) 370-8830


         If to NationsBank, N.A.,    NationsBank, N.A.
         as Agent or Lender:         100 North Tryon Street, NC1-007-08-11
                                     Charlotte, North Carolina 28255
                                     Attention:        J. Timothy Martin
                                     Telephone No.:  (704) 386-8385
                                     Telecopy No.:   (704) 386-1270



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



       with copies to:               Kennedy Covington Lobdell & Hickman, L.L.P.
                                     NationsBank Corporate Center
                                     Suite 4200
                                     100 North Tryon Street
                                     Charlotte, North Carolina  28202-4006
                                     Attention:  J. Donnell Lassiter
                                     Telephone No.: (704) 331-7444
                                     Telecopy No.:  (704) 331-7598


       If to NationsBanc Commercial  NationsBanc Commercial Corporation
       Corporation, as Disbursing    Post Office Box 4095
       Agent:                        Atlanta, Georgia 30302-4095
                                     Attention:   Kenneth D. Frasier
                                     Telephone No.: (770) 491-4290
                                     Telecopy No.   (770) 491-4007

         (c) Agent's Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         (d) Disbursing Agent's Office. The Disbursing Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Disbursing Agent's office referred to herein, at which Revolving Credit Loans will be disbursed.

         SECTION 13.2 Expenses. The Borrower will pay all reasonable out-of-pocket expenses of the Agent and the Disbursing Agent in connection with:
(a) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all reasonable syndication and due diligence expenses, reasonable appraiser's fees, reasonable search fees, title insurance premiums, recording fees, taxes and reasonable fees and disbursements of counsel for the Agent or the Disbursing Agent; (b) the preparation, execution and delivery of any waiver, amendment or consent by the Agent, the Disbursing Agent or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Agent or the Disbursing Agent, reasonable search fees, reasonable appraise r's fees, recording fees and taxes imposed in connection therewith; and (c) consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Agent, the Disbursing Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons. In addition, the Borrower will pay all reasonable out-of-pocket expenses of the Agent and the Disbursing Agent and each Lender in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Docu ments, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent, the Disbursing Agent or any of the Lend ers.

         SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Disbursing Agent, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 11.2.

         SECTION 13.4 Governing Law. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         SECTION 13.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 13.6 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENT, THE DISBURSING AGENT, EACH LENDER
AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE


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RIGHTS TO A JURY TRIAL WITH  RESPECT TO ANY  ACTION,  CLAIM OR OTHER  PROCEEDING
ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent or the Disbursing Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent or the Disbursing Agent.

         SECTION 13.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 13.9      Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Disbursing Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Obligations at the time owing to it and the Notes held by
it); provided, that:

                  (i) each such  assignment  shall be of a  constant,  and not a
         varying,   percentage  of  all  the  assigning   Lender's   rights  and
         obligations under this Agreement;

                  (ii) the Commitment of the assigning Lender after any such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 and the Commitment so assigned shall not be less than $5,000,000 (other than assignments of the entire Commitment of a Lender);

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



                  (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit E attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment, and shall furnish the Disbursing Agent with a copy of each such Assignment;

                  (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Obligations with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent, the Disbursing Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lenders at any reasonable time and from time to time upon reasonable prior notice.

         (d) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit E:

                  (i)      accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrower; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.



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



Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by the Lender pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (e) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Notes held by it); provided that:

                  (i) each such participation shall be in an amount not less than $3,000,000;

                  (ii)  such   Lender's   obligations   under   this   Agreement
         (including, without limitation, its Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Lender's Commitment in which such participant participates, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or, except as expressly contemplated hereby or permitted in this Agreement or the Security Documents, release any Guarantors or any Collateral; and

                  (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         The Agent and the Lenders shall hold all non-public information with respect to the Borrower or its Subsidiaries obtained pursuant to the Loan Documents confidential in


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



accordance with their customary procedures of handling their own confidential information. Any information disclosed by or on behalf of the Borrower or any acquired Person to the Agent or any of the Lenders and any information obtained by the Agent or any of the Lenders pursuant to the provisions of, or in connection with, this Agreement shall be used solely for purposes of this Agreement and not in any other manner, and, if such information is not otherwise in the public domain, shall not be disclosed by the Agent or such Lender to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process or (iv) subject to a written agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan.

         (f) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.10 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or fees on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) release any Collateral for any Obligation (other than as specifically permitted in this Agreement or the Security Documents), (f) release any of the Guarantors from the Guaranty Agreement, (g) amend the provisions of this Section 13.10 or the definition of Majority Lenders or Required Lenders or
(h) the advance rates in the Borrowing Base definition, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Agent and (b) Article IIA without the written consent of the Issuing Lender.

         SECTION  13.11  Performance  of  Borrower's   Duties.   The  Borrower's
obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 13.12 Indemnification. The Borrower agrees to reimburse the Agent, the Disbursing Agent, the Lenders and their Affiliates and their respective officers, directors, employees and agent for all reasonable costs and expenses, including all reasonable counsel,


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



appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold the Agent, the Disbursing Agent and the Lenders and their Affiliates and their respective officers, directors, employees and agents harmless from and against all losses suffered by the Agent, the Disbursing Agent and the Lenders in connection with (a) the exercise by the Agent, the Disbursing Agent or the Lenders of any right or remedy granted to them under this Agreement or any of the other Loan Documents, (b) except for claims by the Lenders and the Disbursing Agent against one another, any claim, and the prosecution or defense thereof, arising out of or attributable to this Agreement or any of the other Loan Documents, and (c) the collection or enforcement of the Obligations or any of them; provided, that the Borrower shall not be obligated to reimburse the Agent, the Disbursing Agent or any Lender for costs and expenses, or indemnify the Agent, the Disbursing Agent or any Lender for any loss, resulting from the gross negligence or willful misconduct of the Agent, the Disbursing Agent or Lender.

         SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent, the Disbursing Agent and any Persons designated by the Agent, the Disbursing Agent or Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitments have not been terminated.

         SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agent, the Disbursing Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent, the Disbursing Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have


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



been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.19 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations, or if any Lender shall at any time receive any Collateral in respect to the Obligations (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, such Benefitted Lender shall purchase for cash from the other Lenders participations in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 13.20 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX and X hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX and X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.

         SECTION 13.21 Legal Fees. Any references herein to fees of counsel shall mean fees based upon such counsel's normal hourly rates.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                              BORROWER:

                              TEXFI INDUSTRIES, INC.

                              By: /s/ William L. Remley
                              Name: William L. Remley
                              Title: Chief Executive Officer

                              AGENT:

                              NATIONSBANK, N.A.,
                              As Agent and Lender

                                                     By: /s/ Joseph R. Netzel
                                                     Name: Joseph R. Netzel
                                                     Title: Vice President


                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                                           DISBURSING AGENT

                                           NATIONSBANC COMMERCIAL
                                           CORPORATION

                                           By: /s/ Kenneth D. Frasier
                                           Name: Kenneth D. Frasier
                                           Title: Vice President

                                           LENDERS:

                                           NATIONSBANK, N.A.

                                           By:/s/ Joseph R. Netzel
                                           Name: Joseph R. Netzel
                                           Title: Vice President

                                           MELLON BANK, N.A.

                                           By: /s/ Jeffrey G. Sapherstein
                                           Name: Jeffrey G. Sapherstein
                                           Title: Assistant Vice President

                                           THE FIRST NATIONAL BANK OF BOSTON

                                           By: /s/ William C. Purinton
                                           Name: William C. Purinton
                                           Title: Vice President

                                           CORESTATES BANK, N.A.

                                           By: /s/ Marcus F. Brown
                                           Name: Marcus F. Brown
                                           Title: Vice President

                                           NATWEST BANK N.A.

                                           By: /s/ Jody L. Gorin
                                           Name: Jody L. Gorin
                                           Title: Vice President

                                           NATIONAL BANK OF CANADA

                                           By: /s/ Charles Collie
                                           Name: Charles Collie
                                           Title: Vice President

                                           By: /s/ Alex M. Council IV
                                           Name: Alex M. Council IV
                                           Title: Vice President